Exhibit 10.3

*              Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

CREDIT AGREEMENT

dated as of

August 23, 2007

among

SYMBOL HOLDINGS CORPORATION,

as Holdings

SYMBOL MERGER SUB, INC. (to be merged with and into

SYMBION, INC.),

as the Borrower

The Lenders Party Hereto from Time to Time

MERRILL LYNCH CAPITAL CORPORATION,

as Administrative Agent and Collateral Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

and

THE ROYAL BANK OF SCOTLAND PLC,

FIFTH THIRD BANK

as Co-Documentation Agents

MERRILL LYNCH & CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arrangers and Joint Lead Bookrunners

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

i

SECTION 9.15.	Release of Guarantee and Collateral	104

SCHEDULES:

Schedule 1.01(a)	— Existing Letters of Credit
Schedule 1.01(c)	— Specified Subsidiaries
Schedule 2.01	— Commitments
Schedule 3.03	— No Conflicts
Schedule 3.05	— Real Property
Schedule 3.06	— Litigation
Schedule 3.12	— Subsidiaries
Schedule 5.01	— Website Address
Schedule 6.01	— Existing Indebtedness
Schedule 6.02	— Existing Liens
Schedule 6.04	— Existing Investments
Schedule 6.05	— Sales, Transfers and Dispositions
Schedule 6.08	— Outstanding Warrants
Schedule 6.09	— Existing Transactions with Affiliates
Schedule 6.10	— Existing Restrictions

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B-1	— Form of Opinion of Davis Polk & Wardwell
Exhibit B-2	— Form of Opinion of Waller Lansden Dortch & Davis, LLP
Exhibit C	— Form of Collateral Agreement
Exhibit D	— Form of Perfection Certificate
Exhibit E	— Form of Borrowing Request
Exhibit F	— Form of Interest Election Request
Exhibit G-1	— Form of Term Loan Note
Exhibit G-2	— Form of Revolving Credit Note

CREDIT AGREEMENT dated as of August 23, 2007, among SYMBOL MERGER SUB, INC. (to be merged with and into SYMBION, INC.), a Delaware corporation (the “Borrower”), SYMBOL HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), the LENDERS party hereto from time to time, MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent, MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and BANC OF AMERICA SECURITIES LLC, as joint lead arrangers and joint bookrunners, BANK OF AMERICA, N.A., as Syndication Agent, and THE ROYAL BANK OF SCOTLAND PLC and FIFTH THIRD BANK, as Co-Documentation Agents.

Pursuant to the Agreement and Plan of Merger dated as of April 24, 2007 (the “Merger Agreement”), by and between Merger Sub and the Acquired Business, on the Effective Date, Merger Sub will merge with and into the Acquired Business (the “Merger”), with the Acquired Business surviving the Merger and acceding to all of Merger Sub’s rights and obligations hereunder.

Immediately prior to or substantially concurrently with the consummation of the Merger, (a) the Permitted Investors will contribute cash to Holdings (the “Equity Contributions”) in an aggregate amount that together with the value of the equity of Holdings held by members of management (the “Rollover Equity”) will be equal to at least 25% of the consolidated capitalization of Holdings and its subsidiaries after giving effect to the Transactions, and Holdings will contribute to the Borrower the portion of such cash contributions not used to pay Transaction Costs; (b) the Borrower will cause the repayment of, and terminate all commitments under and all liens in connection with, the Existing Credit Facility (the “Repayment”); and (c) the Borrower will enter into the Bridge Loan Credit Agreement.

The Borrower has requested that the Lenders extend credit in the form of (a) Tranche A Term Loans on the Effective Date in an aggregate principal amount not to exceed $125,000,000, (b) Tranche B Term Loans on the Effective Date in an aggregate principal amount not to exceed $125,000,000 and (c) Revolving Loans, Swingline Loans and Letters of Credit at any time and from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not to exceed $100,000,000.

The proceeds of the Term Loans and any Revolving Loans borrowed on the Effective Date will be used by the Borrower on the Effective Date, solely (i) first, to pay the Transaction Costs, (ii) second, to pay all principal, interest, fees and other amounts outstanding under the Existing Credit Facility and (iii) third, together with the Equity Contributions, to pay the merger consideration (the “Merger Consideration”) required by the Merger Agreement; provided that no more than $5,000,000 in Revolving Loans may be drawn on the Effective Date.  The proceeds of Revolving Loans borrowed after the Effective Date, Swingline Loans and Letters of Credit will be used by the Borrower for working capital and general corporate purposes (including Permitted Acquisitions).

The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                                    Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Business” means Symbion, Inc., a Delaware corporation.  It is understood and agreed that upon and following the consummation of the Merger, the Acquired Business shall be the Borrower hereunder.

“Acquisition Documents” means the Merger Agreement, the other agreements to be entered into in connection with the Merger and all schedules, exhibits and annexes to each of the foregoing.

“Additional Lender” has the meaning set forth in Section 2.20.

“Administrative Agent” means Merrill Lynch Capital Corporation, in its capacity as administrative agent for the Lenders under the Loan Documents.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Agent Affiliates” has the meaning set forth in Section 8.01.

“Agents” means the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agents.

“Agreement” means this Credit Agreement, as the same may be renewed, extended, modified, supplemented or amended from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments that occur thereafter.

“Applicable Rate” means, for any day with respect to (a) any ABR Loan or Eurodollar Loan that is a Revolving Loan or (b) the commitment fees payable hereunder in respect of the Revolving Commitments, as applicable, the applicable rate per annum set forth below under the caption “Revolving Loan ABR Spread”, “Revolving Loan Eurodollar Spread” or “Revolving Commitment Fee Rate”, as applicable, in each case, based upon the Leverage Ratio as of the most recent determination date, provided that prior to the date of delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the Borrower’s first full fiscal quarter ending after the Effective Date, the “Applicable Rate” for purposes of clauses (a) and (b) above shall be the applicable rate per annum set forth below in Category 1:

Leverage Ratio	Revolving Loan ABR Spread	Revolving Loan Eurodollar Spread	Revolving Commitment Fee Rate
Category 1 > 3.25:1.00	2.25%	3.25%	0.50%
Category 2 < 3.25:1.00 and > 2.75:1.00	2.00%	3.00%	0.50%
Category 3 < 2.75:1.00	1.75%	2.75%	0.50%

The Applicable Rate for Term Loans shall at all times be 3.25% per annum for Eurodollar Loans and 2.25% per annum for ABR Loans.

For purposes of the foregoing, (x) the Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of the Borrower based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (y) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Applicable Rate shall be the applicable rate per annum set forth above in Category 1 (i) at any time that an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.  The Administrative Agent shall notify the Borrower and the Lenders upon any change in the Applicable Rate in accordance with the proviso in the immediately preceding sentence provided that the failure to give such notice shall not affect the validity of such change in the Applicable Rate.

“Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement, joinder or amendment to the Security Documents and any other written contractual obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material.

“Approved Electronic Platform” has the meaning set forth in Section 8.01.

“Approved Fund” has the meaning set forth in Section 9.04(b).

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, provided that a written Borrowing Request shall be substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent.

“Bridge Loan Credit Agreement” means the Credit Agreement, dated the Effective Date, among the Borrower, Holdings, the lenders party thereto from time to time and Merrill Lynch Capital Corporation, as Administrative Agent.

“Bridge Loan Documents” means the “Loan Documents” as defined in the Bridge Loan Credit Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Calculation Date” means the date on which any event for which the calculation of the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or the Leverage Ratio is required occurs.

“Capital Expenditures” means, for any period (and without duplication), (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and any of the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and the Restricted Subsidiaries during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Center” means a surgery center, a diagnostic imaging center, a surgical hospital center or a hospital located in the United States that in each case provides only surgical services and services directly related thereto.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Control” means:

(a)                                  prior to an IPO, the Borrower ceasing to be a direct or indirect wholly owned subsidiary of Holdings,

(b)                                 prior to an IPO, the failure by the Permitted Investors to own, directly or indirectly, beneficially or of record, Equity Interests in Holdings representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings,

(c)                                  upon and after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests in Holdings representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings, or

(d)                                 occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings by Persons who were not (i) nominated by at least a majority of the Board of Directors of Holdings, (ii) appointed by at least a majority of directors so nominated or (iii) nominated by the Permitted Investors, or

(e)                                  the occurrence of a “Change in Control”, as defined in the Bridge Loan Documents or the documents governing the Take Out Notes.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Tranche A Commitment or a Tranche B Commitment.

“CLO” has the meaning set forth in Section 9.04(b).

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document (which shall include the Mortgaged Properties), and all other property of whatever kind subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” means Merrill Lynch Capital Corporation in its capacity as collateral agent for the Lenders under this Agreement and any Security Document.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.

“Collateral and Guarantee Requirement” means the requirement that:

(a)                                  the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

(b)                                 all outstanding Equity Interests of (i) the Borrower and (ii) each wholly owned Restricted Subsidiary owned directly by any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties (i) shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any first-tier Foreign Subsidiary and (ii) shall not be required to pledge or otherwise grant security interests in any assets of a Foreign Subsidiary) and the Collateral Agent shall have received certificates or other instruments (if any) representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)                                  all Indebtedness of a Restricted Subsidiary that is not a Loan Party (other than any such Indebtedness that does not exceed $10,000,000 in the aggregate at any one time outstanding) that is owing to a Loan Party shall be evidenced by a Pledged Note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such Pledged Notes and other promissory notes required to be delivered pursuant to the Collateral Agreement, together with undated instruments of transfer with respect thereto;

(d)                                 all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be executed, filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by the Collateral Agreement, shall have been executed, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(e)           the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, in an amount not to exceed the Fair Market Value of such Mortgaged Property, insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such customary endorsements and such surveys (to the extent currently existing), legal opinions (excluding zoning and land use opinions), a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property and other documents as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

Notwithstanding anything to the contrary in this Agreement or any Security Document, no Loan Party shall be required to pledge or grant security interests in particular assets if, in the reasonable judgment of the Administrative Agent or the Collateral Agent, the costs of creating or perfecting such pledges or security interests in such assets (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefits to the Lenders therefrom.  The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or surveys with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.  Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents.

“Commitment” means a Revolving Commitment, a Tranche A Commitment, a Tranche B Commitment, a Commitment in respect of an Incremental Extension of Credit (if any) or any combination thereof (as the context requires).

“Consolidated EBITDA” means, with respect to any specified Person for any period, Consolidated Net Income for such Person for such period plus

(a)           without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:  (i) consolidated interest expense (and solely for purposes of calculating the Fixed Charge Coverage Ratio, other Fixed Charges) of the Borrower and its Restricted Subsidiaries for such period and, to the extent not reflected in such total interest expense, increased by payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, minus any payments received in respect of such hedging obligations or other derivative instruments, (ii) consolidated Tax expense of the Borrower and its Restricted Subsidiaries based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes paid or accrued during such period, (iii) all amounts attributable to depreciation and amortization expense of the Borrower and its Restricted Subsidiaries for such period, (iv) any Non-Cash Charges for such period, (v) Transaction Costs made or incurred by the Borrower and its Restricted Subsidiaries in connection with the Transactions for such period that are paid, accrued or reserved for within 365 days of the consummation of the Transactions, (vi) any extraordinary, unusual or non-recurring fees, cash charges and other cash expenses for such period (A) made or incurred by the Borrower and its Restricted Subsidiaries in connection with any Permitted Acquisition, including severance, relocation and facilities closing costs, including any earnout payments, whether or not accounted for as such that are paid, accrued or reserved for within 365 days of such transaction, or (B) incurred in connection with the issuance of Equity Interests or Indebtedness or the extinguishment of Indebtedness, (vii) cash expenses incurred during such period in connection with a Permitted Acquisition to the extent that such expenses are reimbursed in cash during such period pursuant to indemnification provisions of any agreement relating to such transaction, (viii) fees paid to the Sponsor or any Sponsor Affiliate under Section 6.09(j) or 6.09(r), (ix) cash expenses incurred during such period in connection with extraordinary casualty events to the extent such expenses are reimbursed in cash by insurance during such period, (x) income attributable to discontinued operations (excluding income attributable to assets or operations that have been disposed of during such period) and (xi) Net Income of any Person to the extent excluded from the calculation of Consolidated Net Income pursuant to clause (1) of the definition thereof (i.e., the minority interest of the Borrower in the entities generating such Net Income) for such period; minus

(b)           without duplication and to the extent included in determining such Consolidated Net Income, (i) any cash payments made during such period in respect of Non-Cash Charges described in clause (a)(iv) taken in a prior period or taken in such period, (ii) any non-cash items of income for such period (other than the accrual of revenue or recording of receivables in the ordinary course of business) and (iii) losses attributable to discontinued operations (excluding losses attributable to assets or operations that have been disposed of during such period), all determined on a consolidated basis in accordance with GAAP,

(c)           (without duplication) plus unrealized losses and minus unrealized gains in each case in respect of Swap Agreements, as determined in accordance with GAAP, plus

(d)           with respect to any Restricted Subsidiary that is not wholly owned by the Borrower or a Subsidiary Loan Party that has any outstanding Pledged Note(s) issued to the Borrower or any Subsidiary Loan Party, the least of (i) the minority interest of such Restricted Subsidiary as of the last day of such period, (ii) the outstanding amount of all Pledged Notes issued by such Restricted Subsidiary to the Borrower or any Subsidiary Loan Party as of the last day of such period and (iii) the amount of the Consolidated EBITDA of such Restricted Subsidiary for such period that is not otherwise included in the calculation of Consolidated EBITDA for such period, plus

(e)           with respect to any Non-Consolidated Entity that has any outstanding Pledged Note(s) issued to the Borrower or any Subsidiary Loan Party, the lesser of (i) the outstanding amount of all Pledged Notes issued by such Non-Consolidated Entity to the Borrower or a Subsidiary Loan Party as of the last day of such period and (ii) the amount of the Consolidated EBITDA of such Non-Consolidated Entity for such period that is not otherwise included in the calculation of Consolidated EBITDA for such period, all as determined in accordance with GAAP.

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges, expenses and write-downs referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such specified Person and its subsidiaries (or in the case of the Borrower, its Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (and net loss) of any other Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be excluded; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Permitted Investments to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(2)           solely for the purposes of any calculation of Excess Cash Flow, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Loan Party) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Permitted Investments to the Borrower or a Restricted Subsidiary in respect of such period, to the extent not already included therein;

(3)           the cumulative effect of a change in accounting principles will be excluded;

(4)           the amortization of any premiums, fees or expenses incurred in connection with the Transactions or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Transactions) and 17 (including non-cash charges relating to intangibles and goodwill), in each case in connection with the Transactions, will be excluded;

(5)           any gain or loss, together with any related provision for Taxes on such gain or loss, realized in connection with: (a) any sales of assets out of the ordinary course of business (it being understood that a sale of assets comprising discontinued operations shall be deemed a sale of assets out of the ordinary course of business); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded;

(6)           any extraordinary gain or loss, together with any related provision for Taxes on such extraordinary gain or loss will be excluded;

(7)           income or losses attributable to discontinued operations (including without limitation, operations disposed during such period whether or not such operations were classified as discontinued) will be excluded;

(8)           any non-cash charges (i) attributable to applying the purchase method of accounting in accordance with GAAP, (ii) resulting from the application of FAS 142 or FAS 144, and

(iii) relating to the amortization of intangibles resulting from the application of FAS 141, will be excluded;

(9)           all non-cash charges relating to employee benefit or other management or stock compensation plans of the Borrower or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) will be excluded to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided, further, that if the Borrower or any Restricted Subsidiary of the Borrower makes a cash payment in respect of such non-cash charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of the Borrower for such period;

(10)         all unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 shall be excluded; and

(11)         accruals and reserves that are established within twelve months after the Effective Date and that are so required to be established as a result of the Transactions in accordance with GAAP shall be executed.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Cumulative Retained Excess Cash Flow” shall mean, at any time, (a) the aggregate amount of Excess Cash Flow generated in each fiscal year of the Borrower that shall have been completed at or prior to such time to the extent the deliveries required by Section 5.01(a) and 5.01(c)(ii)(B) with respect to such fiscal year shall have been made minus (b) all prepayments that are or shall be required by Section 2.11(d) with respect to such Excess Cash Flow generated in all such completed fiscal years.

“Cure Amount” has the meaning set forth in Section 7.02(a).

“Cure Right” has the meaning set forth in Section 7.02(a).

“Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Noncash Consideration” means any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an asset sale pursuant to Section 6.05(g) that is designated as Designated Noncash Consideration pursuant to an officers’ certificate of the Borrower.

“Designation Date” has the meaning set forth in Section 5.15(a).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, other than in each case solely in exchange for Qualified Equity Interests, on or prior to the date that is 90 days after the Tranche B Maturity Date.  Notwithstanding the preceding sentence, (x) any Equity Interest that would constitute Disqualified Equity Interests solely because the holders of the Equity Interest have the right to require the Borrower or the Subsidiary that issued such Equity Interest to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such Equity Interest provide that the Borrower may not repurchase such Equity Interest unless the Borrower would be permitted to do so in compliance with Section 6.08, (y) any Equity Interest that would constitute Disqualified Equity Interests solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 6.08 will not constitute Disqualified Equity Interests and (z) any Equity Interest issued to any plan for the benefit of employees will not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or the Subsidiary that issued such Equity Interest in order to satisfy applicable statutory or regulatory obligations.  The amount of Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, exclusive of accrued dividends.

“Documentation Agents” means The Royal Bank of Scotland PLC and Fifth Third Bank, in their capacity as documentation agents.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” means August 23, 2007.

“Environmental Laws” means all applicable laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, or the presence, management, Release or threatened Release of any chemical, waste, pollutant or contaminant or any explosive, radioactive, infectious, toxic or otherwise hazardous material, substance or waste.

“Environmental Liability” means liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual agreement pursuant to which liability is assumed or imposed with respect to any of the forgoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law and relating to the business of Holdings, the Borrower or any Subsidiary.

“Equity Contributions” has the meaning set forth in the preamble to this Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (c) the failure to make by its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan, (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, with respect to the termination of any Plan, (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan, (j) the making of any amendment to any Plan which could directly result in the imposition of a lien or the posting of a bond or other security or (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning set forth in Section 7.01.

“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of:

(a)           Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b)           depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such Consolidated Net Income for such fiscal year; plus

(c)           the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of reclassification of items from short-term to long-term); minus

(d)           the sum of (i) any non-cash gains or non-cash items of income included in determining Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of reclassification of items from long-term to short-term); minus

(e)           the amount of cash Capital Expenditures of the Borrower and its Restricted Subsidiaries in such fiscal year financed with Internally Generated Funds; minus

(f)            the aggregate principal amount of Long-Term Indebtedness or other long-term liabilities repaid or prepaid by the Borrower and its Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans, Swingline Loans and Letters of Credit (unless there is a corresponding reduction in the aggregate Revolving Commitments), (ii) Term Loans prepaid pursuant to Section 2.11(a), (c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness or other long term-liabilities financed other than with Internally Generated Funds; minus

(g)           cash Taxes paid in such fiscal year that did not reduce Consolidated Net Income for such fiscal year; minus

(h)           without duplication of amounts deducted pursuant to clause (j) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 6.04 financed with Internally Generated Funds, including, to the extent not expensed, fees, cash charges and other cash expenses in connection with such Investment or acquisition (other than any Investment in Holdings, the Borrower or any wholly owned Restricted Subsidiary); minus

(i)             to the extent not otherwise deducted from Consolidated Net Income, Transaction Costs that are paid, accrued or reserved for within 365 days of such transaction; minus

(j)             without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; minus

(k)           cash payments made during such fiscal year in respect of non-cash charges that increased Excess Cash Flow in any prior fiscal year; minus

(l)            any Restricted Payments paid in cash to any Person that is not the Borrower or any Restricted Subsidiary during such fiscal year by the Borrower to the extent permitted pursuant to Section 6.08 and financed with Internally Generated Funds.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its overall net income or net profits by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or as a result of doing business in the jurisdiction imposing such tax, other than solely as a result of the Loan Documents or any transaction contemplated hereby, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), (d) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.17(e), and (e) any penalty or interest that is attributable to the foregoing taxes.

“Existing Credit Facility” means the Amended and Restated Credit Agreement dated as of March 21, 2005 among the Acquired Business, the guarantors identified therein, Bank of America, N.A., as administrative agent, and the lenders party thereto, as amended, through the Effective Date.

“Existing Issuing Bank” means SunTrust Bank.

“Existing Lender” has the meaning set forth in Section 2.20.

“Existing Letters of Credit” means those letters of credit outstanding on the Effective Date and listed on Schedule 1.01(a).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Borrower.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, in each case in his or her capacity as such.

“Financial Performance Covenant” means the covenant of the Borrower set forth in Section 6.12.

“Fixed Charge Coverage Ratio” means the ratio of (a) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Borrower for which internal financial statements are available ended prior to any applicable date to (b) the Fixed Charges of the Borrower and its Restricted Subsidiaries for such period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its subsidiaries (or in the case of the Borrower, its Restricted Subsidiaries) for such period, net of interest income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all cash payments made or received pursuant to hedging obligations in respect of interest rates, and excluding (v) amortization of deferred financing costs, (w) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (y) any expensing of bridge, commitment and other financing fees and (z) to the extent included in Fixed Charges, the portion of consolidated interest expenses of such Person and its Restricted Subsidiaries attributable to Indebtedness incurred in connection with the acquisition of discontinued operations; plus

(2)           any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent such Guarantee or Lien is called upon; plus

(3)           all cash dividends paid on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than to the Borrower or any Restricted Subsidiary of the Borrower), in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Government Programs” means (i) the Medicare and Medicaid Programs, (ii) the United States Department of Defense Civilian Health Program for Uniformed Services (including TRICARE Prime, TRICARE Extra and TRICARE Standard) and any successor or predecessor thereof and (iii) other similar foreign or domestic Federal, state or local reimbursement or governmental healthcare programs.

 “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government.

 “Governmental Reimbursement Program Cost” means with respect to any amount due and payable by the Borrower and its Subsidiaries the sum of:

(a)           all amounts (including punitive and other similar amounts) agreed to be paid or payable (i) in settlement of claims or (ii) as a result of a final, non-appealable judgment, award or similar order, in each case, relating to participation in Government Programs;

(b)           all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Government Programs; and

(c)           the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation, review or other legal or administrative proceeding of any kind relating to participation in Government Programs.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of any Guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such Guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Hazardous Materials” means all explosive, radioactive, infectious, or toxic materials, and all other chemicals, materials, substances, wastes, pollutants or contaminants regulated pursuant to any Environmental Law, including petroleum or petroleum byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, and radon gas.

“Holdings” has the meaning set forth in the preamble to this Agreement.

“Immaterial Subsidiary” means a Restricted Subsidiary that has total assets with a Fair Market Value of not more than $500,000; provided that all Immaterial Subsidiaries taken together shall not have total assets of more than $5,000,000 and all Restricted Subsidiaries that would otherwise be Immaterial Subsidiaries but for such $5,000,000 limitation shall not be considered Immaterial Subsidiaries.

“Incremental Extensions of Credit” has the meaning set forth in Section 2.20.

“Incremental Facility Amendment” has the meaning set forth in Section 2.20.

“Incremental Facility Closing Date” has the meaning set forth in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, in the event such secured obligations are nonrecourse to such Person, to the fair value of such property, (f) all Guarantees by such Person of the Indebtedness of any other Person, (g) all Capital Lease Obligations of such Person, (h) all reimbursement obligations of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Information Memorandum” means the Confidential Information Memorandum dated July 2007, relating to Holdings, the Borrower, its Subsidiaries and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or a Term Borrowing in accordance with Section 2.07, provided that a written Interest Election Request shall be substantially in the form of Exhibit F, or such other form as shall be approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing and (c) the initial Interest Period in respect of Eurodollar Borrowings of Term Loans made on the Effective Date shall commence on the Effective Date and end on the last Business Day of September 2007.

“Internally Generated Funds” means any amount expended by the Borrower and its Restricted Subsidiaries and not representing (i) the proceeds of Capital Lease Obligations or Long-Term Indebtedness (other than Indebtedness under a revolving line of credit to the extent repaid), (ii) the proceeds of the issuance of Equity Interests (or capital contributions in respect thereof) or (iii) Net Proceeds from a Prepayment Event or other credit received from a disposition, sale or other transfer or exchange of assets outside the ordinary course of business.

“Investment” has the meaning set forth in Section 6.04.

“IPO” means a bona fide underwritten initial public offering of Equity Interests of Holdings, the Borrower or a Parent after the Effective Date.

“IP Rights” has the meaning set forth in Section 3.21.

“Issuing Bank” means Fifth Third Bank or such other Lender designated as an “Issuing Bank” pursuant to Section 2.05(k) and, with respect to each Existing Letter of Credit, the Existing Issuing Bank.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement or any Existing Letter of Credit.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in dollars with a term comparable to such Interest Period (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.  Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limitation” means a revocation, suspension, termination, impairment, probation, limitation, nonrenewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in any Third Party Payor Arrangement, and the loss of any other rights.

“Loan Documents” means this Agreement, the Notes, if any, executed and delivered pursuant to Section 2.09(e), any Incremental Facility Amendment, the Collateral Agreement and the other Security Documents.

“Loan Parties” means Holdings (other than for purposes of Article VI and terms used therein), the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement or an Incremental Facility Amendment.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform their payment obligation under any Loan Document or (c) the rights of or benefits available to the Lenders and Agents under any Loan Document or the ability of the Agent and the Lenders to enforce the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and its Restricted Subsidiaries in an aggregate principal amount, individually or in the aggregate, exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Medicare and Medicaid Programs” means the programs established under Title XVIII and XIX of the Social Security Act and any successor programs performing similar functions.

“Merger” has the meaning set forth in the preamble to this Agreement.

“Merger Agreement” has the meaning set forth in the preamble to this Agreement.

“Merger Consideration” has the meaning set forth in the preamble to this Agreement.

“Merger Sub” means Symbol Merger Sub, Inc., a Delaware corporation.  It is understood and agreed that Merger Sub shall initially be the “Borrower” hereunder on the Effective Date prior to the consummation of the Merger.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations.  Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

“Mortgaged Property” means each parcel of real property owned by a Loan Party and improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13. In no event shall Mortgaged Property include, or shall any Loan Party be obligated to grant a Mortgage with respect to, any leasehold.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (X) the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and, in the case of any such sale, transfer or other disposition of an asset of a Subsidiary that is not a Subsidiary Loan Party, the amount of any repayments of Indebtedness of such Subsidiary (including intercompany Indebtedness) made with the proceeds of such sale, transfer or other disposition and (Y) in the event that a Restricted Subsidiary makes a pro rata payment of dividends to all of its stockholders from any cash proceeds, the amount of dividends paid to any stockholder other than the Borrower or any other Restricted Subsidiary, provided that any net proceeds of a sale, transfer or other disposition by a Restricted Subsidiary that is not a Subsidiary Loan Party that are subject to legal or contractual restrictions on repatriation to the Borrower will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions, provided, however, that any such contractual restrictions on repatriation were not entered into in contemplation of such sale, transfer or other disposition, (iii) any distributions and other payments required to be made to minority interest holders or holders in joint ventures as a result of such asset sale and (iv) the amount of all Taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund liabilities reasonably estimated to be payable and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that in no event shall the Net Proceeds received by any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary exceed the Loan Parties’ ratable ownership in such Restricted Subsidiary.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and its Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its Restricted Subsidiaries as of such date (excluding current portion of any Long-Term Indebtedness).  Net Working Capital at any date may be a positive or negative number.  Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Non-Consenting Lender” has the meaning set forth in Section 9.02(b).

“Non-Consolidated Entity” means each of the operating partnerships, limited liability companies, limited liability partnerships, joint ventures or similar entities in which the Borrower or its Restricted Subsidiaries, directly or indirectly, own Equity Interests, other than Subsidiaries.

“Note” means a    Term Loan Note substantially in the form set forth in Exhibit G-1 or a Revolving Credit Note substantially in the form set forth in Exhibit G-2, as the context may require, which Term Loan Notes and Revolving Credit Notes are referred to collectively as the “Notes”.

“NPL” means the National Priorities List under CERCLA.

“Obligations” has the meaning set forth in the Collateral Agreement.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, trust or other form of business entity, the partnership or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) with respect to any entity referred to in clauses (a) through (c) above, any investor, shareholder or similar agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or from the filing or recording of or otherwise with respect to the exercise by the Administrative Agent or the Lenders of their rights under, any Loan Document.

“Parent” means any direct or indirect parent of which Holdings is a wholly owned subsidiary.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

“Permitted Acquisitions” means any acquisition by the Borrower or any Qualified Restricted Subsidiary of Equity Interests in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person (that in the case of an acquisition of Equity Interests, is or becomes a Restricted Subsidiary or a Non-Consolidated Entity) if (a) no Event of Default has occurred and is continuing or would result therefrom, (b) any Person or assets or division as acquired in accordance herewith shall be in one or more lines of Permitted Business and (c) if such acquisition exceeds $10,000,000 in aggregate cash consideration the Borrower, promptly after the consummation of such acquisition, delivered to the Administrative Agent an officer’s certificate to the effect set forth in clauses (a) and (b) above.

“Permitted Business” means (i) any business engaged in by the Borrower or any of its Restricted Subsidiaries on the Effective Date, and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Effective Date.

“Permitted Encumbrances” means:

(a)                                  Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or that are being contested in good faith;

(c)                                  (i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

(d)                                 deposits to secure the performance of bids, trade contracts, government contracts, licenses, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);

(e)                                  judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f)            easements, zoning restrictions, rights-of-way, encroachments, protrusions, minor defects or irregularities of title and other similar encumbrances on real property that do not either detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary, in each case in any material respect;

(g)           landlords’ and lessors’ and other like Liens in respect of rent not in default;

(h)           any Liens shown on the title insurance policies in favor of the Collateral Agent insuring the Liens of the Mortgages;

(i)            licenses or sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary; and

(j)            Liens securing the Obligations.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or by any State of the United States of America or any political subdivision of such state, in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P or Moody’s of at least A2 or P2, respectively;

(c)           investments in certificates of deposit, banker’s acceptances, demand deposits and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any Lender who accepts such deposits in the ordinary course of such Lender’s business, (ii) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)           investments in money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

“Permitted Investors” means the Sponsor, Northwestern Mutual Life Insurance Company and members of management of the Borrower who are holders of Equity Interests of Holdings on the Effective Date and, in each case, their respective Affiliates.

“Permitted Payment Restriction” means any encumbrance or restriction (each, a “restriction”) on the ability of any Restricted Subsidiary to pay dividends or make any other distributions on its

Equity Interests to the Borrower or a Restricted Subsidiary, which restriction would not materially impair the Borrower’s ability to make scheduled payments of cash interest and to make required principal payments on the Loans as determined in good faith by the chief financial officer of the Borrower, whose determination shall be conclusive.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness, any Indebtedness that renews, refinances or replaces such Indebtedness; provided that (1) the only obligors under such renewal, refinancing or replacement Indebtedness are Persons (or other Loan Parties) that were obligors under the Indebtedness being renewed, refinanced or replaced, (2) if the Indebtedness being renewed, refinanced or replaced is subordinated in right of payment to the Obligations, such renewal, refinancing or replacement Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refinanced or replaced, (3) such renewal, refinancing or replacement shall not increase the principal amount of such Indebtedness by an amount in excess of any accrued interest, premiums, fees or expenses payable in connection with such renewal, refinancing or replacement, (4) such renewal, refinancing or replacement Indebtedness has a final stated maturity date equal to or later than the earlier of (i) the final stated maturity date of the Indebtedness being renewed, refinanced or replaced and (ii) the first anniversary of the Tranche B Maturity Date and (5) either (i) such renewal, refinancing or replacement Indebtedness has a weighted average life to maturity equal to or longer than the weighted average life to maturity of the Indebtedness being renewed, refinanced or replaced or (ii) the aggregate amount of all scheduled principal repayments in respect of such renewal, refinancing or replacement Indebtedness during the period through the first anniversary of the Tranche B Maturity Date shall not be greater than the aggregate amount of scheduled principal prepayments during such period of the Indebtedness being renewed, refinanced or replaced, and the average weighted life of the scheduled principal repayments of such renewal, refinancing or replacement Indebtedness during such period shall not be earlier than the average weighted life of the remaining scheduled principal repayments during such period of the Indebtedness being renewed, refinanced or replaced.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Notes” means any promissory note issued to the Borrower or a Subsidiary Loan Party that is pledged to the Collateral Agent under the Security Documents and is a “Pledged Debt Security” under the Collateral Agreement.

“Prepayment Event” means:

(a)           any sale, transfer or other disposition of any property or asset of Holdings, the Borrower or any Restricted Subsidiary (including pursuant to Section 6.06) resulting in Net Proceeds in excess of $250,000 (in any single transaction or series of related transactions), other than dispositions described in clauses (a)(i), (a)(iii), (b), (c), (d), (h), (i), (j) and (k) of Section 6.05;

(b)           any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrower or any Restricted Subsidiary resulting in Net Proceeds in excess of $250,000; or

(c)           the incurrence by Holdings, the Borrower or any Restricted Subsidiary of any Indebtedness (other than Indebtedness permitted under Section 6.01).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Merrill Lynch Capital Corporation as its base rate in effect for dollars at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, for purposes of calculating the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or the Leverage Ratio (the “Relevant Calculation”) for any period, in the event that the Borrower or any of its Restricted Subsidiaries incurs, assumes, repays, repurchases, redeems, defeases or otherwise discharges, or proposes, in a transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or the Leverage Ratio, to incur, assume, repay, repurchase, redeem, defease or otherwise discharge, any Indebtedness (other than revolving credit borrowings; provided that pro forma effect shall be given to repayments if such Indebtedness has been permanently repaid and not replaced) or issues, repurchases or redeems or proposes, in a transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or the Leverage Ratio, to issue, repurchase or redeem, preferred stock or Disqualified Equity Interests subsequent to the commencement of the period for which the Relevant Calculation is being calculated and on or prior to the date on which the event for which the Relevant Calculation is made, then the Relevant Calculation will be calculated giving pro forma effect to such incurrence, assumption, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Equity Interests, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of the Relevant Calculation:

(1)           Investments, acquisitions, mergers, consolidations and dispositions that have been made by the Borrower or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings as if they had occurred on the first day of the four-quarter reference period;

(2)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Borrower or any of its Restricted Subsidiaries following the Calculation Date;

(3)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(4)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(5)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower.

Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Pro Forma Cost Savings” means, with respect to any period, (A) the operating expense reductions and other operating improvements or synergies that (i) were directly attributable to an acquisition, merger, consolidation or disposition (a “pro forma event”) that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the Calculation Date and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act of 1933, as in effect and applied as of the Effective Date, (ii) were actually implemented by the business that was the subject of any such pro forma event within 12 months after the date of such pro forma event and prior to the Calculation Date that are reasonably determined in good faith by a responsible financial or accounting officer of the Borrower or (iii) relate to the business that is the subject of any such pro forma event and that are reasonably determined in good faith by a responsible financial or accounting officer of the Borrower and is expected to be taken in the 12 months following such pro forma event and (B) all adjustments of the nature used in connection with the calculation of “Pro Forma Adjusted EBITDA-MI” as set forth in the Information Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period and, in the case of each of (A) and (B), are described in an officers’ certificate, as if all such reductions in costs had been effected as of the beginning of such period.

“Proposed Change” has the meaning set forth in Section 9.02(b).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Restricted Subsidiary” means any Restricted Subsidiary that satisfies each of the following requirements:  (1) except for Permitted Payment Restrictions, there are no consensual restrictions, directly or indirectly, on the ability of such Restricted Subsidiary to pay dividends or make distributions to the holders of its Equity Interests; (2) the Equity Interests of such Restricted Subsidiary consist solely of (A) Equity Interests owned by the Borrower and its Qualified Restricted Subsidiaries, (B) Equity Interests owned by Strategic Investors and (C) directors’ qualifying shares; and (3) the primary business of such Restricted Subsidiary is a Permitted Business.

“Refinanced Term Loans” has the meaning set forth in Section 9.02(c).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Reimbursement Approvals” means, with respect to all Government Programs, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by any Governmental Authority or other Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, or upon any building, structure, facility or fixture.

“Repayment” has the meaning set forth in the preamble to this Agreement.

“Replacement Term Loans” has the meaning set forth in Section 9.02(c).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans, Loans in respect of Incremental Extensions of Credit (if any) and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans, outstanding Loans in respect of Incremental Extensions of Credit (if any) and unused Commitments at such time; provided that Revolving Exposures, Term Loans, Loans in respect of Incremental Extensions of Credit (if any) and unused Commitments held by Holdings or a subsidiary thereof or any Permitted Investor shall be deemed to not be outstanding for purposes of calculating the Required Lenders.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposures and unused Revolving Commitments at such time; provided that Revolving Exposures and unused Revolving Commitments held by Holdings or a subsidiary thereof or any Permitted Investor shall be deemed to not be outstanding for purposes of calculating the Required Revolving Lenders.

“Requirement of Law” means, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or the Borrower or any option, warrant or other right to acquire any such Equity Interests in Holdings or the Borrower.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) increased pursuant to Section 2.20.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments is $100,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(c).

“Revolving Maturity Date” means the sixth anniversary of the Effective Date.

“Rollover Equity” has the meaning set forth in the preamble to this Agreement.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Security Documents” means the Collateral Agreement, the Perfection Certificate, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total Senior Secured Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

“Specified Subsidiary” means (i) each wholly owned Domestic Subsidiary listed on Schedule 1.01(c) (provided that if any such Subsidiary has not been legally dissolved within 180 days after the Effective Date and no Equity Interests therein are owned by Strategic Investors 180 days after the Effective Date, such Subsidiary shall no longer constitute a Specified Subsidiary) and (ii) any Qualified Restricted Subsidiary that is a wholly owned Domestic Subsidiary formed or acquired after the Effective Date if a Financial Officer or General Counsel of the Borrower represents in writing to the Administrative

Agent that the Borrower intends in good faith to syndicate the Equity Interests to Strategic Investors within 270 days of such formation or acquisition (provided that if no Equity Interests of such Subsidiary have been syndicated to Strategic Investors within 270 days after such formation or acquisition, such Subsidiary shall no longer constitute a Specified Subsidiary); provided that any Specified Subsidiary shall cease to be a Specified Subsidiary if the Borrower has opted for it to satisfy the Collateral and Guarantee Requirement.

“Sponsor” means Crestview Partners GP, L.P.

“Sponsor Management Agreement” means the Management Agreement between the Borrower and Sponsor dated as of the date hereof, as in effect on the date hereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the bank serving as the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Strategic Investors” means physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners which joint venture partners are actively involved in the day-to-day operations of providing surgical care and surgery-related services, or, in the case of physicians, that have retired therefrom, individuals who are former owners or employees of surgical care facilities purchased by the Borrower or any of its Restricted Subsidiaries or Persons owned, controlled or managed by individual physicians, and consulting firms that receive common Equity Interests as consideration for consulting services performed or for cash invested.

“Subordinated Indebtedness” means Indebtedness of Holdings, the Borrower or any Subsidiary that is contractually subordinated to the Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Domestic Subsidiary that is a Restricted Subsidiary (other than (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary that is prohibited by applicable law from guaranteeing the Obligations, (c) any Immaterial Subsidiary for which the Borrower has not opted to satisfy the Collateral and Guarantee Requirement, (d) any Specified Subsidiary and (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse Tax consequences) of providing a Guarantee of the Borrower’s obligations under the Loan Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means Merrill Lynch Capital Corporation, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means Banc of America, N.A., in its capacity as syndication agent.

“Take Out Notes” means any debt securities issued to refinance all or any portion of the Indebtedness incurred under the Bridge Loan Documents.

“Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Lender” means a Tranche A Lender or a Tranche B Lender.

“Term Loan” means a Tranche A Term Loan or a Tranche B Term Loan.

“Third Party Payor” means any Government Program and any quasi-public agency, Blue Cross, Blue Shield and any managed care plans and organizations, including health maintenance organizations and preferred provider organizations and private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with healthcare services, products or supplies.

“Third Party Payor Arrangement” means any arrangement, plan or program for payment or reimbursement by any Third Party Payor in connection with the provision of healthcare services, products or supplies.

“Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis as shown on the most recent consolidated balance sheet of the Borrower required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such a consolidated balance sheet is so required to be delivered, on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries that is then available).

“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the type specified in clauses (a), (b) and (g) of the definition thereof of the Borrower and its Restricted Subsidiaries outstanding as of such date determined on a consolidated basis, minus the amount of unrestricted cash and Permitted Investments that is not subject to any Lien (other than any Lien under the Loan Documents or Liens permitted by clauses (vi), (ix), (x), (xi) and (xiii) of Section 6.02 and Liens under clause (a) of the definition of “Permitted Encumbrances”) held, on such date, by the Borrower and its Restricted Subsidiaries.

“Total Senior Secured Indebtedness” means, as of any date, the aggregate principal amount, determined on a consolidated basis, of (x) without duplication Indebtedness of the type specified in clauses (a), (b) and (g) of the definition thereof (other than Subordinated Indebtedness) of any Loan Party (other than Holdings) that is secured by a Lien on the assets of any such Loan Party and (y) without duplication Indebtedness of the type specified in clauses (a), (b) and (g) of the definition thereof of any Restricted Subsidiary that is not a Loan Party, in each case, outstanding as of such date, minus the amount of unrestricted cash and Permitted Investments that is not subject to any Lien (other than any Lien under the Loan Documents or Liens permitted by clauses (vi), (ix), (x), (xi) and (xiii) of Section 6.02 and Liens under clause (a) of the definition of “Permitted Encumbrances”) held, on such date, by the Borrower and its Restricted Subsidiaries.

“Tranche A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Tranche A Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable.  The initial aggregate amount of the Lenders’ Tranche A Commitments is $125,000,000.

“Tranche A Lender” means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

“Tranche A Maturity Date” means the sixth anniversary of the Effective Date.

“Tranche A Term Loan” means a Loan made pursuant to Section 2.01(a).

“Tranche B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Tranche B Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable.  The initial aggregate amount of the Lenders’ Tranche B Commitments is $125,000,000.

“Tranche B Lender” means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

“Tranche B Maturity Date” means the seventh anniversary of the Effective Date.

“Tranche B Term Loan” means a Loan made pursuant to Section 2.01(b).

“Transaction Costs” means the payment of fees, expenses and other costs in connection with the items described in clauses (a)-(f) of the definition of “Transactions.”

“Transactions” means (a) the Merger and the other transactions contemplated by the Acquisition Documents, (b) the Equity Contributions and the rollover of the Rollover Equity, (c) the Repayment, (d) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder on the Effective Date, (e) the execution, delivery and performance by each Loan Party of the Bridge Loan Documents to which it is to be a party and the borrowing of the loans thereunder and (f) payment of the Transaction Costs on the Effective Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.15(a) subsequent to the date hereof.

“USA Patriot Act” has the meaning set forth in Section 9.14.

“wholly owned” means with respect to any Person, a subsidiary of such Person all the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in ERISA.

SECTION 1.02.            Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03.            Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.            Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time, provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision (including any definition) hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05.            Pro Forma Calculations.  Notwithstanding anything to the contrary herein, the calculation of the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio and the Leverage Ratio on any Calculation Date for any purpose under this Agreement shall be made on a Pro Forma Basis.

ARTICLE II

The Credits

SECTION 2.01.            Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (c) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided that no more than $5.0 million of Revolving Loans may be made on the Effective Date.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.  Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

SECTION 2.02.            Loans and Borrowings.

(a)           Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that, notwithstanding the foregoing each Swingline Loan shall be not less than $250,000 and if greater than such amount shall be in an amount that is an integral multiple of $100,000.  Borrowings of more than one Type and Class may be outstanding at the same time.  There shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.  Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing or Swingline Loan may be in an aggregate amount, subject in the case of Swingline Loans to the limitations on the amounts thereof set forth in Section 2.04(a), (i) that is equal to the entire unused balance of the aggregate Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

(d)           Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable.

SECTION 2.03.            Requests for Borrowings.  To request a Revolving Borrowing or Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10 a.m., New York City time, one Business Day before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)      whether the requested Borrowing is to be a Revolving Borrowing, a Tranche A Term Loan Borrowing or a Tranche B Term Loan Borrowing;

(ii)     the aggregate amount of such Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)     in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.            Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)           The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05.            Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account (or for the account of any of its Restricted Subsidiaries so long as the Borrower is a co-applicant), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof and, to the extent previously issued for the account of a Restricted Subsidiary of the Borrower, shall constitute an obligation of the Borrower pursuant to this Agreement.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $10,000,000 and (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) ten days prior to the Revolving Maturity Date; provided that at the option of the Issuing Bank any Letter of Credit having a tenor of one year or greater may provide for the renewal of such Letters of Credit for additional one year periods so long as such renewal period does not end after the date described in clause (ii).

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the  Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.05(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower shall have received notice of such LC Disbursement; provided that, if such LC Disbursement is not less than $250,000, the Borrower may, subject to the conditions to borrowing set forth herein, request (and, if the Borrower fails to reimburse such LC Disbursement when due, the Borrower shall be deemed to have requested) in accordance with Section 2.04 that such LC Disbursement be financed with a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Swingline Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or the Issuing Bank’s willful misconduct or gross negligence.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with Section 2.05(e).

(h)           Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to 105% the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i).  The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b).  Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations of the Borrower under this Agreement.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)           Additional Issuing Banks.  The Borrower may at any time, and from time to time, designate one or more additional Lenders to act as an issuing bank under this Agreement with the consent of the Administrative Agent and, if Fifth Third Bank is an Issuing Bank, Fifth Third Bank (which consent, in each case, shall not be unreasonably withheld) and such Lender.  Any Lender designated as an issuing bank pursuant to this Section 2.05(k) shall be deemed to be and shall have all the rights and obligations of an “Issuing Bank” hereunder.

SECTION 2.06.            Funding of Borrowings.

(a)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.            Interest Elections.

(a)           Each Revolving Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as designated by Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)           To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Revolving Borrowing, be converted to an ABR Borrowing and (ii) in the case of a Term Borrowing, be continued as a Eurodollar Borrowing with an Interest Period of one month.

(f)            Notwithstanding any contrary provision hereof, if a payment Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.            Termination and Reduction of Commitments.

(a)           Unless previously terminated, (i) the Tranche A Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date, (ii) the Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (iii) the Revolving Commitments shall terminate at the start of the Revolving Maturity Date.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09.            Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche A Term Loan of such Lender as provided in Section 2.10, (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B Term Loan of such Lender as provided in Section 2.10 and (iv) the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to Section 2.09(b) and (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Lender may request that Loans of any Class made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.10.            Amortization of Term Loans.

(a)           Subject to adjustment pursuant to Section 2.10(d), the Borrower shall repay Tranche A Term Loan Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(d)):

Date	Amount
December 31, 2007	$312,500
March 30, 2008	$312,500
June 30, 2008	$312,500
September 30, 2008	$312,500
December 31, 2008	$312,500
March 31, 2009	$312,500
June 30, 2009	$312,500
September 30, 2009	$312,500
December 31, 2009	$1,562,500
March 31, 2010	$1,562,500
June 30, 2010	$1,562,500
September 30, 2010	$1,562,500
December 31, 2010	$4,687,500
March 31, 2011	$4,687,500
June 30, 2011	$4,687,500
September 30, 2011	$4,687,500
December 31, 2011	$6,250,000

Date	Amount
March 31, 2012	$6,250,000
June 30, 2012	$6,250,000
September 30, 2012	$6,250,000
December 31, 2012	$18,125,000
March 31, 2013	$18,125,000
June 30, 2013	$18,125,000
Tranche A Maturity Date	$18,125,000

(b)           Subject to adjustment pursuant to Section 2.10(d), the Borrower shall repay Tranche B Term Loan Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(d)):

Date	Amount
December 31, 2007	$312,500
March 30, 2008	$312,500
June 30, 2008	$312,500
September 30, 2008	$312,500
December 31, 2008	$312,500
March 31, 2009	$312,500
June 30, 2009	$312,500
September 30, 2009	$312,500
December 31, 2009	$312,500
March 31, 2010	$312,500
June 30, 2010	$312,500
September 30, 2010	$312,500
December 31, 2010	$312,500
March 31, 2011	$312,500
June 30, 2011	$312,500
September 30, 2011	$312,500
December 31, 2011	$312,500
March 31, 2012	$312,500
June 30, 2012	$312,500
September 30, 2012	$312,500
December 31, 2012	$312,500
March 31, 2013	$312,500
June 30, 2013	$312,500
September 30, 2013	$312,500
December 31, 2013	$312,500
March 31, 2014	$312,500
June 30, 2014	$312,500
Tranche B Maturity Date	$116,562,500

(c)           To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.  To the extent not previously paid, all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date.

(d)           Any mandatory prepayment of a Term Loan Borrowing shall be applied to reduce, in the direct order of maturity, the scheduled repayments of the Term Loan Borrowings to be made pursuant to this Section 2.10 on the scheduled payment dates next following the date of such prepayment, unless and until each such scheduled repayment has been eliminated as a result of reductions hereunder.  Any optional prepayment of a Term Loan Borrowing shall be applied as directed by the Borrower to do one of the following: (i) to reduce in the direct order of maturity the scheduled repayments of the Term Loan Borrowings to be made pursuant to this Section 2.10, (ii) to reduce in the inverse order of maturity the scheduled repayments of the Term Loan Borrowings to be made pursuant to this Section 2.10 or (iii) to reduce ratably the remaining scheduled repayments of the Term Loan Borrowings.

SECTION 2.11.            Prepayment of Loans.

(a)           The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.11.

(b)           In the event and on such occasion that the aggregate Revolving Exposures exceeds the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Collateral Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(c)           In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received by Holdings, the Borrower or such Restricted Subsidiary (and in any event not later than the fifth Business Day after such Net Proceeds are received), prepay Term Loan Borrowings in an aggregate amount equal to 100% of such Net Proceeds; provided that in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” (other than if the event generating such Net Proceeds is a disposition made pursuant to Section 6.05 (m)), if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Restricted Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire or replace real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Borrower and the Restricted Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, except to the extent that the aggregate amount of such Net Proceeds that have not been so applied or contractually committed in writing by the end of such 365-day period (and, if so contractually committed in writing but not applied prior to the end of such 365-day period, applied within 180 days of the end of such period), promptly after which time a prepayment shall be required in an amount equal to such Net Proceeds.

(d)           Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2008, the Borrower shall prepay Borrowings in an aggregate amount equal to:

(x)                                   the excess of (A) 50% of Excess Cash Flow over (B) prepayments of Loans under Section 2.11(a) during such fiscal year (other than prepayments funded with the proceeds of incurrences of Indebtedness and in the case of prepayments of Revolving Loans only so long as the corresponding Commitments are reduced permanently) for any fiscal year for which the Leverage Ratio at the end of such fiscal year is greater than 5.00 to 1.00,

(y)                                 the excess of (A) 25% of Excess Cash Flow over (B) prepayments of Loans under Section 2.11(a) during such fiscal year for any fiscal year (other than prepayments funded with the proceeds of incurrences of Indebtedness and in the case of prepayments of Revolving Loans only so long as the corresponding Commitments are reduced permanently) for which the Leverage Ratio at the end of such fiscal year is less than or equal to 5.00 to 1.00 and greater than 4.00 to 1.00 and

(z)                                   none of Excess Cash Flow for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than or equal to 4.00 to 1.00.

Each prepayment pursuant to this paragraph shall be made within five Business Days of the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

(e)                                  Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall determine in accordance with Section 2.10(d) the Borrowing or Borrowings to be prepaid and shall specify such determination in the notice of such prepayment pursuant to Section 2.11(f).

(f)                                    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that if a notice of prepayment states that such notice is conditioned on the effectiveness of other credit facilities or the consummation of any other event, then such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 but shall in no event include premium or penalty.  All prepayments of Term Loans under this Section 2.11 shall be made pro rata amongst the Tranche A Term Loans and the Tranche B Term Loans outstanding at the time of such prepayment and then with respect to such Term Loans, in accordance with Section 2.10(d).  Notwithstanding the foregoing any Tranche B Lender may elect, by written notice to the Administrative Agent at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Trance B Term Loans, pursuant to this Section 2.11, in which case the aggregate amount of the prepayment that would have been applied to prepay such Tranche B Term Loans, but was so declined shall be applied to prepay the Tranche A Term Loans then outstanding pro rata amongst all the Tranche A Term Loans outstanding , in accordance with Section 2.10(d) and, following repaying in full of all Tranche A Term Loans, such amount shall be retained by Borrower.

(g)                                 All Swap Agreements, if any, between Borrower and any of the Lenders or their respective affiliates are independent agreements governed by the written provisions of said Swap

Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loans, except as otherwise expressly provided in said written Swap Agreements, and any payoff statement from the Lenders relating to the Loans shall not apply to said Swap Agreements except as otherwise expressly provided in such payoff statement.

SECTION 2.12.                 Fees.

(a)                                  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the aggregate Revolving Commitments terminate.  Accrued commitment fees shall be payable in arrears in respect of the Revolving Commitments on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)                                 The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees shall be payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)                                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.                 Interest.

(a)                                  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.13(a).

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.                 Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.                 Increased Costs.

(a)                                  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or the Issuing Bank; or

(ii)                                  impose on any Lender or the Issuing Bank or the London interbank market any other condition (other than attributable to Taxes or Other Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent, and which notice shall specify the Statutory Reserve Rate, if any, applicable to such Lender) of such additional interest or cost from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)                                 A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in Section 2.15(a), (b) or (c) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)                                  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor, provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.                 Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  Notwithstanding the foregoing, no additional amounts shall be due and payable pursuant to this Section 2.16 to the extent that on the relevant due date the Borrower deposits in a Prepayment Account an amount equal to any payment of Eurodollar Loans otherwise required to be made on a date that is not the last day of the applicable Interest Period; provided that on the last day of the applicable Interest Period, the Administrative Agent shall be authorized, without any further action by or notice to or from the Borrower or any other Loan Party, to apply such amount to the prepayment of such Eurodollar Loans.  For purposes of this Agreement, the term “Prepayment Account” shall mean a non-interest bearing account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.16.  Anything to the contrary contained herein notwithstanding, no Lender nor any Participant is required to match fund any Obligation and the provisions of this Section 2.16 shall apply as if match funding had occurred by acquiring Eurodollar deposits for each Interest Period in the amount of the applicable Eurodollar Loans.

SECTION 2.17.                 Taxes.

(a)                                  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or Issuing Bank (as applicable) receives an amount equal to the amount it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, the applicable Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The applicable Loan Party shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the United States, or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the Effective Date in the case of each Foreign Lender that is a signatory hereto, and on the date of assignment pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter as reasonably requested by either of the Borrower or the Administrative Agent, such properly completed, original and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.  Each Lender that is a U.S. Person within the meaning of Section 7701(a)(30) of the Code on or prior to the date of its execution and delivery of this Agreement, on or prior to the date on which it becomes a Lender, in the case of an assignee, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent, shall provide the Borrower and the Administrative Agent with duplicate executed originals of Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is entitled to exemption from United States backup withholding tax.

(f)                                    If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the

Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.  Notwithstanding anything contained herein to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place such Administrative Agent or Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

(g)                                 To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the U.S. or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred.

SECTION 2.18.                 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                                  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 4 World Financial Center, 250 Vesey Street New York, NY  10080, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Bank, as applicable, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19.                 Mitigation Obligations; Replacement of Lenders.

(a)                                  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.                 Incremental Extensions of Credit.  At any time during the Revolving Availability Period, subject to the terms and conditions set forth herein, the Borrower may at any time and from time to time, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add additional term loans or additional revolving commitments (together, the “Incremental Extensions of Credit”) in minimum principal amounts of $5,000,000; provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the aggregate principal amount set forth below; provided, further, that (x) immediately prior to and after giving effect to any Incremental Facility Amendment (as defined below), no Event of Default has occurred or is continuing or shall result therefrom, (y) the Senior Secured Leverage Ratio on a Pro Forma Basis as of the last day of the most recent period in respect of which financial statements shall have been required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such financial statements are so required to be delivered, as of the last day of the most recent period in respect of which financial statements of the Borrower and its Restricted Subsidiaries are available) shall not exceed a ratio that is 0.25 less than the ratio specified in Section 6.12 for such last day (it being understood that if such last day is prior to March 31, 2008, then the ratio specified for March 31, 2008 under Section 6.12 shall be deemed to be the ratio specified in Section 6.12 for such last day) and (z) the Borrower shall have delivered to the Administrative Agent an officer’s certificate to the effect set forth in clauses (x) and (y) above.  The Incremental Extensions of Credit:

(a)                                  shall be in an aggregate principal amount not exceeding $50,000,000 since the Effective Date, and

(b)                                 shall rank pari passu in right of payment and right of security with the Revolving Loans and Term Loans in respect of the Collateral;

provided that (i) the Incremental Extensions of Credit in the form of term loans shall not have a final maturity date earlier than the Tranche B Maturity Date, (ii) the Incremental Extensions of Credit in the form of revolving loans shall not have a final maturity date earlier than the Revolving Maturity Date, (iii) the Incremental Extensions of Credit in the form of term loans shall not have a weighted average life that is shorter than that of the then-remaining weighted average life of the existing Tranche B Term Loans (without giving effect to any reductions of such weighted average life caused by voluntary or mandatory prepayments of Tranche B Term Loans pursuant to Section 2.11) and (iv) the Incremental Extensions of Credit shall be, in the case of revolving loan extensions, on the terms and pursuant to the documentation applicable to the Revolving Loans.  The Borrower shall by written notice offer each Lender (an “Existing Lender”) the opportunity for no less than ten (10) Business Days after delivery of the notice to commit to provide its pro rata portion (based on the amount of its outstanding Tranche A Term Loans, Tranche B Term Loans or outstanding Revolving Loans and unused Revolving Commitments, as applicable, on the date of such notice) of any requested Incremental Extension of Credit, provided that no Existing Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees.  Any additional bank, financial institution, Existing Lender or other Person that elects to extend Incremental Extensions of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent and, in the case of Incremental Extensions of Credit in the form of revolving loans, the Issuing Bank (any such bank, financial institution, Existing Lender or other Person being called an “Additional Lender”) and shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement giving effect to the modifications permitted by this Section 2.20 and, as appropriate, the other Loan Documents and executed by the Borrower, each Additional Lender and the Administrative Agent.  Commitments in respect of Incremental Extensions of Credit shall be Commitments under this Agreement.  An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20 (including voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)).  The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in such Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date).  The proceeds of the Incremental Extensions of Credit shall be used for working capital and general corporate purposes (including Permitted Acquisitions).

ARTICLE III

Representations and Warranties

The Borrower and Holdings represent and warrant to the Lenders (it being understood and agreed that the representations and warranties made on or prior to the Effective Date are deemed made concurrently with, and after giving effect to, the consummation of the Transactions on the Effective Date) that:

SECTION 3.01.                 Organization; Power.  Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, (i) has the power and authority and all governmental rights, qualifications, approvals, authorizations, permits, accreditations, Reimbursement Approvals, licenses and franchises material to the business of the Borrower and the Subsidiaries taken as a whole that are necessary to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (ii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.                 Authorization; Enforceability.  The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, stockholder action.  This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.                 Governmental Approvals; No Conflicts.  Except as set forth in Schedule 3.03 the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except those that are required or permitted to be obtained following consummation of the Transactions, the absence of which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect and filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Holdings, the Borrower or any of the Subsidiaries, as applicable, except as is not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, except as is not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, (d) will not result in a Limitation on any right, qualification, approval, permit, accreditation, authorization, Reimbursement Approval, license or franchise or authorization granted by any Governmental Authority, Third Party Payor or other Person applicable to the business, operations or assets of the Borrower or any of the Subsidiaries or adversely affect the ability of the Borrower or any of the Subsidiaries to participate in any Third Party Payor Arrangement except for Limitations, individually or in the aggregate, as are not reasonably likely to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.  There is no pending or, to the knowledge of the Borrower, threatened Limitation by any Governmental Authority, Third Party Payor or any other Person of any right, qualification, approval, permit, authorization, accreditation, Reimbursement Approval, license or franchise of the Borrower, or any Subsidiary, except for such Limitations, individually or in the aggregate, as are not reasonably likely to result in a Material Adverse Effect.  No certifications by any Governmental Authority or any Third Party Payor are required for operation of the business of the Borrower and the Subsidiaries that are not in place, except for such certifications or agreements, the absence of which do not materially and adversely affect the operation of the business.

SECTION 3.04.                 Financial Condition; No Material Adverse Change.

(a)                                  The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2004, December 31, 2005, and

December 31, 2006, reported on by Ernst & Young LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied.

(b)                                 The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of June 30, 2007 prepared giving effect to the Transactions as if the Transactions had occurred on such date.  Such pro forma consolidated balance sheet (i) has been prepared in good faith based on assumptions (which are believed by the Borrower to be reasonable), (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly, in all material respects, the pro forma financial position of the Borrower and its subsidiaries as of June 30, 2007 as if the Transactions had occurred on such date.

(c)                                  No event, change, condition or state of facts has occurred that has resulted in, or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect since December 31, 2006.

SECTION 3.05.                 Properties.

(a)                                  Each of Holdings, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real property material to its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, free and clear of all Liens, except for Liens expressly permitted pursuant to Section 6.02.

(b)                                 Schedule 3.05 sets forth the address of each real property owned by any of the Loan Parties as of the Effective Date after giving effect to the Transactions.

SECTION 3.06.                 Litigation.  Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings and the Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary that would reasonably be likely to, individually or in the aggregate, (i) result in a Material Adverse Effect or (ii) adversely affect in any material respect the ability of the Loan Parties to consummate the Transactions or the other transactions contemplated hereby.

SECTION 3.07.                 Compliance with Laws.  Except as is not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, each of Holdings, the Borrower and the Subsidiaries is in compliance with all Requirements of Law applicable to it or its property.

SECTION 3.08.                 Investment Company Status.  No Loan Party is required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.

SECTION 3.09.                 Taxes.  Each of Holdings, the Borrower and the Subsidiaries has timely filed or caused to be filed all Federal income and other material income Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments made by it, including in their capacity as withholding agent, except any Taxes that are being contested in good faith by appropriate proceedings for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or to the extent that the failure to pay such Taxes so is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.  Each of Holdings, the Borrower and the Subsidiaries has made adequate provision in accordance with GAAP for all Taxes not yet due and payable.  None of

Holdings, the Borrower and the Subsidiaries is aware of any proposed or pending Tax assessment, deficiency or audit that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.10.            ERISA.  No ERISA Event has occurred, or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, is reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.  Except as would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan.  Except as would not be reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, each employee benefit plan maintained or contributed to by the Borrower or any Subsidiary and each Plan is in compliance with the applicable provisions of ERISA and the Code.  Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each ERISA Affiliate to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, are not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.11.            Disclosure.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the foregoing shall not apply to any projected financial information, and with respect to such projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and as of the Effective Date.

SECTION 3.12.            Subsidiaries.  After giving effect to the Merger, as of the Effective Date, Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries and Inactive Subsidiaries listed on Schedule 3.12.  Schedule 3.12 sets forth the name of, and the ownership or beneficial interest of Holdings in, each subsidiary, including the Borrower, and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

SECTION 3.13.            [Reserved].

SECTION 3.14.            Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings and the Borrower, threatened, that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.15.            Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date, in each case after giving effect to any rights of indemnification, contribution or subrogation arising among the Subsidiary Loan Parties pursuant to the Collateral Agreement or by law.

SECTION 3.16.            [Reserved].

SECTION 3.17.            Reimbursement from Third Party Payors.  The accounts receivable of Holdings, the Borrower and the Subsidiaries have been and will continue to be adjusted in all material respects to reflect the reimbursement policies required by all applicable Requirements of Law and other Third Party Payor Arrangements to which Holdings, the Borrower or such Subsidiary is subject, and do not exceed in any material respect amounts the Borrower or such Subsidiary is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges.

SECTION 3.18.            Fraud and Abuse; Licenses.  To the knowledge of the Borrower and Holdings, none of Holdings, the Borrower or any Subsidiary, nor any of their respective partners, members, stockholders, officers or directors, acting on behalf of Holdings, the Borrower or any Subsidiary, have engaged on behalf of Holdings, the Borrower or any Subsidiary in any activities that are prohibited under 42 U.S.C. § 1320a-7, 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn, 31 U.S.C. § 3729 et seq., or the regulations promulgated thereunder, or related Requirements of Law, or under any similar state law or regulation, or that are prohibited by binding rules of professional conduct, including (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment, (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment, (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently, (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply and (e) making any prohibited referral for designated health services, or presenting or causing to be presented a claim or bill to any individual, Third Party Payor or other entity for designated health services furnished pursuant to a prohibited referral.  Neither Holdings, the Borrower nor any Subsidiary shall be considered to be in breach of this Section 3.18 so long as (a) it shall have taken such actions (including implementation of appropriate internal controls) as may be reasonably necessary to prevent such prohibited actions and (b) such prohibited actions as have occurred, individually or in the aggregate, are not reasonably likely result in a Material Adverse Effect.

The facilities operated by the Borrower and its Subsidiaries are qualified for participation in the Government Programs in which they participate, and comply in all material respects with the conditions of participation in all Government Programs in which they participate or have participated, except for the fact that facilities newly developed by any such Person may from time to time be awaiting an initial Medicare certification and/or initial Medicare or Medicaid provider number in accordance with customary processing and certification timeframes of such Government Programs.  There is no pending or, to the Borrower’s and Holdings’ knowledge, threatened proceeding or investigation by any of the Government Programs with respect to (i) the Borrower’s or any Subsidiary’s qualification or right to participate in any Government Program in which it participates or has participated, (ii) the compliance or non-compliance by any such Person with the terms or provisions of any Government Program in which it participates or has participated, or (iii) the right of any such Person to receive or retain amounts received or due or to become due from any Government Program in which it participates or has participated, which proceeding or investigation, together with all other such proceedings and investigations, would be reasonably likely to result in a Material Adverse Effect.

SECTION 3.19.            Margin Regulations.  The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates such Regulation U.

SECTION 3.20.            [Reserved].

SECTION 3.21.            Intellectual Property; Licenses, Etc.  Holdings, the Borrower and each of its Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect.  Holdings, the Borrower and its Subsidiaries in the operation of their respective businesses as currently conducted do not infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which are not reasonably likely to result in a Material Adverse Effect.  No claim or litigation regarding any of the IP Rights, owned by Holdings, the Borrower and each of its Subsidiaries, is pending or, to the knowledge of the Borrower and Holdings, threatened against Holdings, the Borrower or any of its Subsidiaries, which, either individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any copyright, patent or trademark listed in Schedule 9(a) or 9(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 9(a) or 9(b) to the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.22.            Security Documents.

(a)           Security Agreement.  The Security Documents (other than the Mortgages) are effective to create in favor of the Collateral Agent for the benefit of the Lenders, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Documents), the Liens created by the Security Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or possession or control, as applicable, and to the extent required by the Security Documents, in each case subject to no Liens other than Liens permitted hereunder.

(b)           PTO Filing; Copyright Office Filing.  When the Collateral Agreement or a short form thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by the Collateral Agreement shall, to the extent allowed by law, constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder (to the extent intended to be created thereby) in Patents and Trademarks (each as defined in the Collateral Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Collateral Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered Patents, Trademarks and Copyrights acquired by the grantors thereof after the Effective Date).

(c)           Valid Liens.  Each Security Document (other than the Mortgages) delivered pursuant to Sections 5.12 and 5.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Lenders, legal, valid and enforceable Liens on, and security interests in (to the extent intended to be created thereby), all of the Loan Parties’ right, title and interest in and to the Collateral thereunder and (i) when all appropriate filings, recordings, registrations or notifications are made as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any such Security Document), such Security Document will constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or possession or control, as applicable, and to the extent required by the Security Documents, in each case subject to no Liens other than Liens permitted hereunder.

(d)           Mortgages. Each Mortgage is effective to create, in favor of the Collateral Agent, for the benefit of the Lenders, legal, valid and enforceable first priority Liens on, and security interests in, all of the right, title and interest of the Loan Party that is a party thereto in and to the Mortgaged Property described therein, subject only to Permitted Encumbrances or other Liens acceptable to the Collateral Agent, and when such Mortgage is filed in the applicable offices (or, in the case of any Mortgage executed and delivered after the date hereof in accordance with the provisions of Sections 5.12 and 5.13, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.12 and 5.13), such Mortgage shall constitute fully perfected Liens on, and security interests in, all right, title and interest of such Loan Party in the Mortgaged Property.

SECTION 3.23.            Environmental Compliance.

(a)           Except with respect to any matters that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect, neither Holdings, the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit or to provide any notification required under any Environmental Law or has become subject to any Environmental Liability or is conducting or financing any investigation, response or corrective action pursuant to any Environmental Law at any location; or (ii) knows of any basis for Environmental Liability.

(b)           Except as not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, to the Borrowers knowledge, (i) none of the properties currently or formerly owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state or local list or is adjacent to any such property; (ii) there has been no Release of Hazardous Materials by any Person on any property currently or formerly owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries and there has been no Release of Hazardous Materials by Holdings, the Borrower or any of its Subsidiaries at any other location.

(c)           To the Borrowers knowledge, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by Holdings, the Borrower or any of its Subsidiaries have been disposed of in a manner not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect.

ARTICLE IV

Conditions

SECTION 4.01.            Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived):

(a)           The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Davis Polk & Wardwell, special New York counsel for Holdings and the Borrower, substantially in the form of Exhibit B-1 and (ii) Waller Lansden Dortch & Davis, LLP, special Tennessee counsel for Holdings and the Borrower, substantially in the form of Exhibit B-2.

(c)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)           The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, confirming compliance with the condition set forth in paragraph (a) of Section 4.02 (subject to the provisions set forth in Section 4.02(a)).

(e)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(f)            The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released, provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance with the Collateral and Guarantee Requirement by any Loan Party.

(g)           The Administrative Agent shall have received evidence that the insurance required by Section 5.07 is in effect.

(h)           The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, confirming that since April 24, 2007, there has not been any change, event, condition, circumstance or state of facts, individually or in the aggregate, that has had or could reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement as in effect on April 24, 2007).

(i)            The Lenders shall have received (i) audited consolidated and consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for fiscal year 2006 (without any qualified audit opinion thereon) and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for each subsequently completed fiscal quarter (commencing with the fiscal quarter ended March 31, 2007) ended at least 45 days prior to the Effective Date, which financial statements described in clauses (i) and (ii) shall be prepared in accordance with GAAP.

(j)            The Transactions shall have been consummated or shall be consummated substantially simultaneously with the Effective Date in accordance with the Merger Agreement (in each case without giving effect to any amendments, modifications or waivers to or of such documents that are materially adverse to the Lenders not approved by the Arrangers).

(k)           The Equity Contributions shall have been made.

(l)            The consummation of the Transactions shall comply in all respects with the terms of the Bridge Loan Documents and the Bridge Loan Credit Agreement shall have been entered into substantially simultaneously with the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.            Each Credit Event.  The obligation of each Lender to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)           The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects  (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty (as so qualified) shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty (as so qualified) shall be true and correct in all respects) as of such earlier date); provided that the only representations relating to the Borrower or its Subsidiaries and their businesses, the accuracy of which shall be a condition to availability on the Effective Date shall be those in Sections 3.01, 3.02, 3.08 and 3.19.

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts then due and payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.            Financial Statements and Other Information.    The Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a)           within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K if the Borrower is subject to the reporting requirements of the Exchange Act) after the end of each fiscal year of the Borrower commencing with the fiscal year ended December 31, 2007, (i) its audited consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and the related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing or otherwise reasonably satisfactory to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) a “management’s discussion and analysis of financial condition and results of operations” that describes the financial condition and results of operations of the Borrower and its consolidated Subsidiaries;

(b)           within 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q if the Borrower is subject to the reporting requirements of the

Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending September 30, 2007, (i) its unaudited consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) if at any time the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a “management’s discussion and analysis of financial condition and results of operations” that describes the financial condition and results of operations of the Borrower and its consolidated Subsidiaries;

(c)           concurrently with any delivery of financial statements under Section 5.01(a) or (b), a certificate of a Financial Officer (i) certifying to his or her knowledge as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth (A) reasonably detailed calculations demonstrating compliance with Section 6.12 (including any exercise of the rights set forth in Section 7.02), and showing a calculation of the Leverage Ratio for purposes of determining the Applicable Rate and (B) in the case of financial statements delivered under Section 5.01(a) and if the Leverage Ratio is greater than 3.50 to 1.0 as of the last day of the applicable fiscal year, reasonably detailed calculations of Excess Cash Flow for the applicable period, (iii) certifying as to the calculation of Consolidated EBITDA on a Pro Forma Basis for the four fiscal quarter period ending on the date of such financial statements and accompanied by reasonably detailed supporting evidence, and (iv) certifying as to the applicable Senior Secured Leverage Ratio, accompanied by reasonably detailed supporting evidence;

(d)           concurrently with any delivery of financial statements under Section 5.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default due to any failure to comply with Section 6.12 and, if such knowledge has been obtained, describing such Event of Default (which certificate may be limited to the extent required by accounting policies, rules or guidelines);

(e)           within 45 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year) and, promptly when available, any material revisions of such budget approved by the Board of Directors of Borrower;

(f)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, as applicable;

(g)           simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(h)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) may (to the extent any such documents are included in materials otherwise filed with the SEC) be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 5.01 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate of the Financial Officer required by Section 5.01(c) to the Administrative Agent.  Except for such certificate of the Financial Officer, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02.            Notices of Material Events.  Holdings and the Borrower will furnish to the Administrative Agent (for distribution to each Lender), through the Administrative Agent, written notice of the following promptly after obtaining knowledge thereof:

(a)           the occurrence of any Default or Event of Default; and

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Subsidiary that is reasonably likely to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.            Information Regarding Collateral.  The Borrower will furnish to the Collateral Agent prompt written notice (but in no event later than 30 days) of any change (i) in any Loan Party’s correct legal name, (ii) in the jurisdiction of incorporation or organization of any Loan Party or (iii) in any Loan Party’s organizational identification number.  The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral to the extent required by the Security Documents.

SECTION 5.04.            Existence; Conduct of Business.  Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, permits, approvals, accreditations, authorizations, Reimbursement Approvals, licenses, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or asset sales or other dispositions permitted under Section 6.03 or 6.05.

SECTION 5.05.            Payment of Obligations.  Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (i) (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) such contest effectively suspends the enforcement of any Lien securing such obligation or (ii) the failure to make such payment is not reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 5.06.            Maintenance of Properties.  Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and fire or other casualty excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07.            Insurance.  Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (which may include self-insurance), (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents.

SECTION 5.08.            [Reserved].

SECTION 5.09.            Books and Records; Inspection and Audit Rights.  Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in accordance with GAAP.  Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including any information relating to actual or potential compliance with or liability under Environmental Laws, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be provided the opportunity to participate in any such discussions with its independent accountants), all at such reasonable times and as often as reasonably requested.

SECTION 5.10.            Compliance with Laws.  Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to comply with all Requirements of Law (except in such instances in which such Requirement of Law is being contested by appropriate proceedings diligently conducted), including ERISA and Environmental Laws, applicable to it, its operations and all property owned, operated and leased by any of them, except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

SECTION 5.11.            Use of Proceeds and Letters of Credit.  The proceeds of the Tranche A Term Loans, Tranche B Term Loans and any Revolving Loans borrowed on the Effective Date will be used by the Borrower on the Effective Date solely for (a) first, the payment of the Transaction Costs, (b)

second, the payment of all principal, interest, fees and other amounts outstanding under the Existing Credit Facility, and (c) third, together with the Equity Contributions and cash on hand of the Borrower, the payment of the Merger Consideration.  The proceeds of the Revolving Loans (except as described above), Swingline Loans and Letters of Credit will be used only for working capital and for other general corporate purposes (including Permitted Acquisitions).  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 5.12.            Additional Subsidiaries.  If any additional wholly owned Restricted Subsidiary is formed or acquired after the Effective Date (or if any wholly owned Immaterial Subsidiary or Specified Subsidiary that is not a Subsidiary Loan Party ceases to qualify as an Immaterial Subsidiary or Specified Subsidiary, as applicable) the Borrower will, promptly and in any event within 30 days of such event, notify the Collateral Agent and the Administrative Agent thereof and within 60 days of such event cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in such wholly owned Restricted Subsidiary owned by any Loan Party; provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance, or exceptions from compliance, with the provisions of this paragraph by any Restricted Subsidiary.

SECTION 5.13.            Further Assurances.

(a)           Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.  Each of Holdings and the Borrower also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)           If any material assets (including any real property (other than any leased real property), other than any owned real property with a fair value of less than $5,000,000), are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien in favor of the Collateral Agent upon acquisition thereof), the Borrower will promptly notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to the Lien of the Security Documents securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.13(a), all at the expense of the Loan Parties, all within 90 days of such request, provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance or exceptions with the provisions of this paragraph by any Loan Party.  Notwithstanding anything to the contrary in this Agreement or any Security Document, no Loan Party shall be required to pledge or grant security interests in particular assets if, in the reasonable judgment of the Administrative Agent or the Collateral Agent, the costs of creating or perfecting such pledges or security interests in such assets (including any mortgage, stamp, intangibles or other Tax) are excessive in relation to the benefits to the Lenders therefrom

SECTION 5.14.            Environmental Matters.  Except to the extent that the failure to do so is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, Holdings and the Borrower will (a) comply, and take all reasonable actions to cause its lessees to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and necessary for its ownership or leasing of its properties; and (c) in each case to the extent Holdings, the Borrower or any Restricted Subsidiary is required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials at, on, under or emanating from any affected property, in accordance with the requirements of such Environmental Laws.

SECTION 5.15.            Designation of Subsidiaries.

(a)           The Borrower may at any time after the Effective Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenant as of the last day of the most recent period in respect of which financial statements shall have been required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such financial statements are so required to be delivered, as of the last day of the most recent period for which financial statements of the Borrower and its Restricted Subsidiaries are available); it being understood that if such last day is prior to March 31, 2008, then the ratio specified for March 31, 2008 under Section 6.12 shall be deemed to apply (it being understood that as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if (A) it is a “Restricted Subsidiary” for the purpose of the Bridge Loan Credit Agreement or any other Indebtedness of Holdings or the Borrower or (B) the Borrower or any Restricted Subsidiary provides any Guarantee or credit support of any kind, including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness (other than the pledge of Equity Interests of Unrestricted Subsidiaries) of any Indebtedness of such Unrestricted Subsidiary or is directly or indirectly liable on such Indebtedness, as a guarantor or otherwise or any Indebtedness of such Unrestricted Subsidiary contains a default that would permit, upon notice, lapse of time or both, any holder of any Indebtedness of Borrower or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (iv) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, the sum of (A) the assets of such Subsidiary as of such date of designation (the “Designation Date”), as set forth on such Subsidiary’s most recent balance sheet, plus (B) the aggregate amount of assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.15(a) prior to the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary), together with the amount of all Investments outstanding pursuant to Section 6.04(i) and Section 6.04(xv), as of the Designation Date shall not exceed $20,000,000 (net of cash returns on such Investments to the Borrower or a Qualified Restricted Subsidiary) during any period of 12 consecutive months (with any amount not used during such period permitted to be carried forward to any subsequent period) as of the Designation Date on a pro forma basis for such designation.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s or its Subsidiary’s (as applicable) investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

(b)           If, at any time, a Restricted Subsidiary would fail to meet the requirements set forth in the definition of “Qualified Restricted Subsidiary”, it will thereafter cease to be a Qualified Restricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary that is not a Qualified Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01 the Borrower will be in default of such covenant.  The Chief Executive Officer or Chief Financial Officer of the Borrower may at any time designate any Restricted Subsidiary not to be a Qualified Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by such Restricted Subsidiary of any outstanding Indebtedness of such Restricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 6.01 and (2) no Default or Event of Default would be in existence upon or following such designation.  In the event (x) a Restricted Subsidiary fails to meet the requirements to be a Qualified Restricted Subsidiary or (y) the Chief Executive Officer or Chief Financial Officer designates a Qualified Restricted Subsidiary not to be a Restricted Subsidiary, then all Investments in such Subsidiary since the Effective Date shall be deemed to be an incurrence under Section 6.04(xv) and to consequently reduce amounts available under Section 5.15(a)(iv), the proviso to Section 6.04(i) and Section 6.04(xv).  The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth any such designation as a condition precedent to such designation.

(c)           Except to the extent restricted pursuant to any Permitted Payment Restrictions, the Borrower shall, and shall cause each Restricted Subsidiary to, cause each Qualified Restricted Subsidiary to declare and pay regular monthly, quarterly, semiannual or annual dividends or distributions to the holders of its Equity Interests in an amount equal to substantially all of the available cash flow of such Qualified Restricted Subsidiary for such period as determined in good faith by the Board of Directors of such Qualified Restricted Subsidiary, subject to fiduciary duties applicable to such Board of Directors and  such ordinary and customary reserves and other amounts as, in the good faith judgment of such individuals, may be necessary so that the business of such Qualified Restricted Subsidiary may be properly and advantageously conducted at all times, including amounts for operations, capital expenditures and debt service of such Qualified Restricted Subsidiary.

SECTION 5.16.            Post Closing Matters.  Borrower shall use its commercially reasonable efforts to (a) deliver within 10 Business Days after the Closing Date (unless waived or extended in the Collateral Agent’s reasonable discretion) that certain promissory note from NorthStar Surgical Center, L.P. to ARC Financial Services Corporation, dated July 15, 2005, accompanied by duly executed instruments of transfer or assignment in blank and (b)(i) order the reports required by Section 4.01(f) for searches conducted with respect to (1) Davidson County, Tennessee and (2) the United States District Court for the Middle District of Tennessee) within 10 Business Days after the Closing Date (unless waived or extended in the Collateral Agent’s sole discretion) and thereafter use commercially reasonable efforts to obtain such reports, (ii) cause such reports to be delivered to the Collateral Agent promptly upon receipt thereof (unless waived or extended in the Collateral Agent’s reasonable discretion) and (iii) within 30 days of the receipt of such reports, cause any Liens (other than Liens permitted by Section 6.02 or other Liens permitted by the Collateral Agent in its reasonable discretion) disclosed in such results to be discharged.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts then due and payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.                                    Indebtedness; Certain Equity Securities.

(a)                                  The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly create, incur, issue, guarantee or assume or otherwise become directly or indirectly liable for any Indebtedness, contingently or otherwise, except:

(i)                                     Indebtedness created under the Loan Documents;

(ii)                                  Indebtedness of any Loan Party under the Bridge Loan Documents or the Take Out Notes in an aggregate principal amount not to exceed $175,000,000 plus any interest accrued thereon and not paid in cash but added to the principal thereof (whether or not accompanied by the issuance of additional notes); provided that such Indebtedness (a) shall mature (after giving effect to any automatic extension of the maturity date thereof) no earlier than the eighth anniversary of the Effective Date, (b) shall provide for no interim amortization, mandatory redemption or mandatory prepayment prior to maturity (other than (x) the mandatory prepayment contemplated in Section 2.11(b) of the Bridge Loan Credit Agreement as in effect on the date hereof or any similar mandatory prepayment or mandatory redemption provision and (y) in the case of Indebtedness under the Bridge Loan Documents, any mandatory redemption or mandatory prepayment with the proceeds of the Take Out Notes) and (c) shall not provide that the holders thereof have the right to require any of the obligors under such Indebtedness to repurchase or prepay (or offer to repurchase or prepay) such Indebtedness, except, in the case of clauses (b) and (c) above, upon customary “change of control” and “asset sale” events;

(iii)                               Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (A) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus accrued interest and premium thereon and reasonable fees and expenses incurred in connection therewith), (B) shall not have an earlier maturity date or a decreased weighted average life than the Indebtedness being extended, renewed or replaced, (C) if applicable, shall be subordinated to the Obligations on the same terms (or, from a Lender’s perspective, better terms) as the Indebtedness being extended, renewed or replaced, and (D) there is no obligor of such Indebtedness that is not an obligor of such Indebtedness on the Effective Date;

(iv)                              Indebtedness of the Borrower owed to any Restricted Subsidiary and of any Restricted Subsidiary owed to the Borrower or another Restricted Subsidiary; provided that in the case of any such Indebtedness of a Restricted Subsidiary owed to the Borrower or a Subsidiary Loan Party, such Indebtedness is evidenced by a Pledged Note to the extent required by the Collateral and Guarantee Requirement;

(v)                                 [Reserved];

(vi)                              Guarantees by the Borrower of Indebtedness of any Qualified Restricted Subsidiary and by any Qualified Restricted Subsidiary of Indebtedness of the Borrower or any other Qualified Restricted Subsidiary, provided that the Indebtedness so Guaranteed would have otherwise been permitted to be incurred by Borrower or the Guaranteeing Qualified Restricted Subsidiary under another clause of this Section 6.01;

(vii)                           (A) Indebtedness of the Borrower or any Restricted Subsidiary that was assumed in connection with a Permitted Acquisition, which Indebtedness was in existence at the time of such Permitted Acquisition and not incurred in contemplation thereof and Permitted Refinancing Indebtedness in respect thereof, (B) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the design, acquisition, construction, lease installation or improvement of any property (real or personal), fixed or capital assets, including Capital Lease Obligations (whether through their direct purchase or purchase of Equity Interest of a Person owing such property) and extensions, renewals and replacements thereof, and (C) any Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness permitted by this Section 6.01(a)(vii) shall not exceed $50.0 million at any one time outstanding;

(viii)                        Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(ix)                                Indebtedness of the Borrower or any Restricted Subsidiary in respect of (i) performance bonds, bid bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business, and (ii) appeal bonds;

(x)                                   Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.07;

(xi)                                so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) the Senior Secured Leverage Ratio on a Pro Forma Basis as of the last day of the most recent period for which financial statements shall have been required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such financial statements are so required to be delivered, as of the last day of the most recent period in respect of which financial statements of the Borrower and its Restricted Subsidiaries are available) shall not exceed a ratio that is 0.25 less than the ratio specified in Section 6.12 for such last day (it being understood that if such last day is prior to March 31, 2008, then the ratio specified for March 31, 2008 under Section 6.12 shall be deemed to be the ratio specified in Section 6.12 for such last day), Indebtedness of a Loan Party that is secured with a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations may be incurred; provided that (a) such Indebtedness shall not have (A) a final maturity date earlier than the Tranche B Maturity Date, (B) a weighted average life that is shorter than that of the then-remaining weighted average life of the Tranche B Term Loans (without giving effect to any reductions of such weighted average life caused by voluntary or mandatory prepayments of Tranche B Term Loans pursuant to Section 2.11) or (C) covenants or events of default that are, when taken as a whole, materially more restrictive to such Loan Party and its Subsidiaries than the terms of the Loan Documents and (b) the holders of such Indebtedness (or an agent on their behalf) shall have entered into intercreditor agreements with the Collateral Agent that are reasonably satisfactory to the Collateral Agent;

(xii)                             Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(xiii)                          Indebtedness in respect of promissory notes issued to physicians, consultants, employees or directors or former employees, consultants or directors in connection with repurchases of Equity Interests permitted by Section 6.08(a)(iii)

(xiv)                         Guarantees by any Loan Party of Indebtedness of a Non-Consolidated Entity in compliance with Section 6.04(xv);

(xv)                            Indebtedness of the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this Section 6.01(a)(xv) shall not exceed $20.0 million;

(xvi)                         Indebtedness of the Borrower or any Restricted Subsidiary; provided that after giving effect to the incurrence of such Indebtedness, the Borrower’s Fixed Charge Coverage Ratio shall be at least 2.0:1.0 on a Pro Forma Basis as of the last day of the most recent period in respect of which financial statements shall have been required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such financial statements are so required to be delivered, as of the last day of the most recent period in respect of which financial statements of the Borrower and its Restricted Subsidiaries are available); provided that the maximum amount of Indebtedness that may be incurred by a Subsidiary that is not a Subsidiary Loan Party under this Section 6.01(a)(xvi) shall be $10.0 million outstanding at any time and such Indebtedness of a Restricted Subsidiary may be secured to the extent permitted by Section 6.02; provided further that no Indebtedness may be incurred pursuant to this Section 6.01(a)(xvi) prior to the first anniversary of the Effective Date while any Indebtedness is outstanding under the Bridge Loan Credit Agreement; and

(xvii)                      Subordinated Indebtedness of Borrower or a Subsidiary Loan Party in an aggregate outstanding principal amount not to exceed (x) $50.0 million outstanding at any time if after giving effect the incurrence of such Indebtedness, the Borrower’s Leverage Ratio is greater than 5.5 to 1.0 on a Pro Forma Basis as of the last day of the most recent period in respect of which financial statements shall have been required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such financial statements are so required to be delivered, as of the last day of the most recent period in respect of which financial statements of the Borrower and its Restricted Subsidiaries are available) and (y) $100.0 million outstanding at any time if after giving effect the incurrence of such Indebtedness, the Borrower’s Leverage Ratio is less than or equal to 5.5 to 1.0 on a Pro Forma Basis as of the last day of the most recent period in respect of which financial statements shall have been required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such financial statements are so required to be delivered, as of the last day of the most recent period in respect of which financial statements of the Borrower and its Restricted Subsidiaries are available).

(b)                                 All Indebtedness incurred pursuant to this Section 6.01 of any Loan Party owed to any Subsidiary or Non-Consolidated Entity that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; provided that, notwithstanding the foregoing, such Indebtedness shall only be subordinated to the extent permitted by applicable laws or regulations.

(c)                                  For purposes of determining compliance with this Section 6.01, in the event that an item of proposed Indebtedness meets the criteria of more than one of the exceptions permitted above, the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

SECTION 6.02.                                    Liens.  The Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)                                     Liens created by the Loan Documents;

(ii)                                  Permitted Encumbrances;

(iii)                               any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02 and any renewals or extensions thereof; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (B) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium thereon);

(iv)                              any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset or Equity Interests of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as applicable, (B) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as applicable, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium thereon);

(v)                                 Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary, provided that (A) such security interests secure Indebtedness permitted by Sections 6.01(a)(vi), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within one year after such acquisition or the completion of such construction or improvement and (C) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium thereon);

(vi)                              Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(vii)                           Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(viii)                        Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(ix)                                licenses or sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

(x)                               Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xi)                            Liens that are contract rights of set-off (i) relating to the establishment of depositary relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xii)                         Liens solely on any cash earned money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(xiii)                      Liens in favor of a Loan Party securing Indebtedness permitted under Sections 6.01(a)(iv);

(xiv)                     Liens securing Indebtedness permitted under Section 6.01(a)(xi);

(xv)                        Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (i) Governmental Reimbursement Program Costs in the ordinary course of business and (ii) other actions or claims pertaining to the same or related matters or other Government Programs in the ordinary course of business, provided that the Borrower and its Restricted Subsidiaries, in each case, shall have established adequate reserves for such claims or actions;

(xvi)                     Liens of sellers of goods to the Borrower and any of its Restricted Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(xvii)                  Liens securing Indebtedness incurred by a Restricted Subsidiary that is not a Subsidiary Loan Party pursuant to Section 6.01(a)(xvi); and

(xviii)               other Liens securing Indebtedness and other obligations in an aggregate amount not exceeding $10,000,000 at any time.

SECTION 6.03.                                    Fundamental Changes.

(a)                              The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) any Person may merge into the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not the Borrower, such Person expressly assumes, in writing, all the obligations of the Borrower under the Loan Documents, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger is a Subsidiary Loan Party or a Qualified Restricted Subsidiary, is or becomes a Subsidiary Loan Party and/or Qualified Restricted Subsidiary, as applicable, concurrently with such merger, (iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (iv) any Restricted Subsidiary that is not a wholly owned Subsidiary may merge with any Person other than a Loan Party, provided that such Restricted Subsidiary repays any Indebtedness owing to any Loan Party prior to or in connection with such merger, (v) any asset sale permitted by Section 6.05(g) may be effected through the merger of a subsidiary of the Borrower with a third party and (vi) any Qualified Restricted Subsidiary may merge with any Person other than a Loan Party in connection with a Permitted Acquisition, provided that any such merger referred to in clauses (i), (ii) or (iv) above involving a Person that is not a Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)                                 The Borrower will not, will not permit any Restricted Subsidiary to, engage to any material extent in any business other than a Permitted Business.

SECTION 6.04.                                    Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, nor will it permit any Restricted Subsidiary to, purchase or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or assets or division constituting a business unit (collectively, “Investments”), except:

(i)                  Permitted Acquisitions; provided that the aggregate amount of consideration paid (other than consideration consisting of Equity Interests in Holdings) for all Permitted Acquisitions of Non-Consolidated Entities and Restricted Subsidiaries that are not Qualified Restricted Subsidiaries together with the aggregate amount of Investments made pursuant to Section 5.15(a)(iv) and Section 6.04(xv) shall not exceed $20,000,000 (net of cash returns on any such Investments to the Borrower or a Qualified Restricted Subsidiary) during any period of twelve consecutive months (with any amount not used during such period permitted to be carried forward to any subsequent period);

(ii)               Permitted Investments;

(iii)            Investments set forth on Schedule 6.04 and extensions, modifications or renewals of such Investments (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Effective Date, of the original Investment so extended, modified or renewed);

(iv)           Investments by the Borrower and the Restricted Subsidiaries in (i) Loan Parties and (ii) Equity Interests in Qualified Restricted Subsidiaries or any Person that is a Non-Consolidated Entity or a Restricted Subsidiary that is not a Qualified Restricted Subsidiary but will in each case be a Qualified Restricted Subsidiary upon such Investment;

(v)              loans or advances made by the Borrower to any Qualified Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any Qualified Restricted Subsidiary; provided that any such loans and advances made by a Loan Party shall be evidenced by Pledged Notes pledged in accordance with the Collateral and Guarantee Requirement;

(vi)                              Guarantees constituting Indebtedness permitted by Section 6.01; provided that if at the time of and after giving effect to any Guarantee (and without limiting the foregoing) the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Qualified Restricted Subsidiaries that is Guaranteed by the Borrower or any Qualified Restricted Subsidiary together with the aggregate amount of Investments made pursuant to Section 6.04(xvi)) exceeds $20,000,000 (net of cash returns on any such Investments to the Borrower or a Qualified Restricted Subsidiary) during any period of twelve consecutive months (with any amount not used during such period permitted to be carried forward to any subsequent period) (in each case determined without regard to any write-downs or write-offs), such Guarantee shall not be permitted; provided further that substantially all of the business activities of any such Restricted Subsidiary that is not a Qualified Restricted Subsidiary whose Indebtedness is so Guaranteed consists of owning or operating a Center;

(vii)                           receivables or other trade payables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(viii)                        Investments consisting of Equity Interests, obligations, securities or other property received (x) in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary, (y) in satisfaction of judgments or (z) in settlement of or as a result of foreclosure with respect to any secured Investment;

(ix)                                Investments by the Borrower or any Restricted Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(x)                                   loans or advances by the Borrower or any Restricted Subsidiary to employees (a) made for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes and (b) otherwise not exceeding $2,500,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

(xi)                                Investments in the form of Swap Agreements permitted by Section 6.07;

(xii)                             Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(xiii)                          Investments received in connection with the dispositions of assets permitted by Section 6.05;

(xiv)                         Investments constituting (x) deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances” or (y) negotiable instruments held for collection;

(xv)                            Investments in Non-Consolidated Entities, Restricted Subsidiaries that are not (after giving effect to such Investment) Qualified Restricted Subsidiaries and Unrestricted Subsidiaries by the Borrower or any Qualified Restricted Subsidiary in an aggregate amount not to exceed at the time of such Investment on a pro forma basis, together with the consideration paid

(other than consideration consisting of the Equity Interests in Holdings) for Permitted Acquisitions in Non-Consolidated Entities and Restricted Subsidiaries that are not Qualified Restricted Subsidiaries and the amount of Investments permitted under Section 5.15(a)(iv) and Section 6.04(i), $20,000,000 (net of cash returns on any such Investments to the Borrower or a Qualified Restricted Subsidiary) during any period of twelve consecutive months (with any amount not used during this period permitted to be carried forward to any subsequent period); provided that substantially all of the business activities of any such Non-Consolidated Entity, Restricted Subsidiary that is not a Qualified Restricted Subsidiary, or Unrestricted Subsidiary consists of owning or operating a Center;

(xvi)                         Investments consisting of loans or advances to, or Guarantees of Indebtedness of, Non-Consolidated Entities, Restricted Subsidiaries that are not (after giving effect to such Investments) Qualified Restricted Subsidiaries and Unrestricted Subsidiaries by the Borrower or any Qualified Restricted Subsidiary in an aggregate amount not to exceed at the time of such investment on a pro forma basis, together with the aggregate amount of Investments made pursuant to the proviso to Section 6.04(vi), $20,000,000 (net of cash returns on any such investments to the Borrower or a Qualified Restricted Subsidiary) during any period of twelve consecutive months (with any amount not used during such period permitted to be carried forward to any subsequent period); provided that substantially all of the business activities of any Non-Consolidated Entity, Restricted Subsidiary that is not a Qualified Restricted Subsidiary, or Unrestricted Subsidiary consists of owning or operating a Center;

(xvii)                      Guarantees by the Borrower or any Restricted Subsidiary of real estate and leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(xviii)                   advances to Non-Consolidated Entities in the ordinary course of business, provided that (i) such advances when made are expected to be repaid within 270 days of such advance and (ii) the aggregate amount of all advances made pursuant to this Section 6.04(xvii) does not exceed $20,000,000 at any time outstanding;

(xix)                           Investments consisting of amounts potentially due from a seller of property in a Permitted Acquisition that (i) relate to customary post-closing adjustments with respect to accounts receivable, accounts payable and similar items typically subject to post-closing adjustments in similar transactions and (ii) are outstanding for a period of one hundred twenty (120) days or less following the closing of such Permitted Acquisition;

(xx)                              so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Leverage Ratio is less than 5.50 to 1.00, Investments at any time not to exceed the difference between (x) 50% of Cumulative Retained Excess Cash Flow (or, if the Leverage Ratio is less than 4.50 to 1.00, 100% of Cumulative Retained Excess Cash Flow) at such time (the Leverage Ratio to be measured at the time of, and after giving effect to, any such Investment) minus (y) all Investments made prior to such time pursuant to this Section 6.04(xx) (net of cash returns on any such Investments to, or reduction in the amount of Investments constituting Guarantees made by, the Borrower or any Qualified Restricted Subsidiary) and all Restricted Payments made at or prior to such time pursuant to Section 6.08(a)(viii);

(xxi)                           Investments at any time in an aggregate amount not to exceed the difference between (x) the amount of Net Proceeds received by the Borrower from the issuance of any of its Qualified Equity Interests (or capital contributions to the Borrower) and (y) all Investments made prior to such time pursuant to this Section 6.04(xxi) (net of cash returns on any such Investments to, or reduction in the amount of Investments constituting Guarantees made by, the Borrower or any Qualified Restricted Subsidiary) and the aggregate amount of all Restricted Payments made pursuant to Section 6.08(xiv); and

(xxii)                        Investments not otherwise permitted by the foregoing clauses in an amount not to exceed $10,000,000 in the aggregate at any time outstanding;

provided, however, that if any Investment pursuant to Section 6.04(i), 6.04(xi), 6.04(xv) or 6.04(xvi) is made in any Person that is not a Qualified Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Qualified Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) (but not subject to the proviso thereof), (iv) or (v) above, as appropriate, and shall cease to have been made pursuant to Section 6.04(xi), 6.04(xv), 6.04(xvi) or the proviso to Section 6.04(i), as applicable, for as long as such Person continues to be a Qualified Restricted Subsidiary (it being understood that if such Person thereafter ceases to be a Qualified Restricted Subsidiary of the Borrower, such Investment will again be deemed to have been made pursuant to Section 6.04(xi), 6.04(xv), 6.04(xvi) or the proviso to Section 6.04(i), as applicable; provided, further, that substantially all of the business activities of any such Person consists of a Permitted Business.

SECTION 6.05.                                    Asset Sales.  The Borrower will not, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:

(a)                                  sales, transfers and dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, worn out, no longer used or useful or surplus equipment or property and (iii) the sale or other disposition of cash and Permitted Investments;

(b)                                 sales, transfers and dispositions to a Loan Party (other than Holdings) or any Subsidiary, provided that any such sales, transfers or dispositions from the Borrower or a Restricted Subsidiary to an Unrestricted Subsidiary or from the Borrower or a Qualified Restricted Subsidiary to a Restricted Subsidiary that is not a Qualified Restricted Subsidiary are permitted under Section 6.04;

(c)                                  sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice;

(d)                                 sales, transfers and dispositions of property to the extent such property constitutes an investment permitted by Sections 6.04(ii), (viii) or (xii);

(e)                                  sale and leaseback transactions permitted by Section 6.06;

(f)                                    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary;

(g)                                 sales, transfers and other dispositions of assets that are not permitted by any other paragraph of this Section 6.05, provided that the aggregate Fair Market Value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (g) (excluding any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $250,000) shall not exceed 5% of Total Assets during any fiscal year of the Borrower (measured as of the start of such fiscal year);

(h)                                 exchanges of property for similar replacement property for fair value;

(i)                                     Investments in compliance with Section 6.04 and Restricted Payments in compliance with Section 6.08;

(j)                                     licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries;

(k)                                  the sale of Equity Interests in (i) any Subsidiary or Non-Consolidated Entity to a Strategic Investor and (ii) an Unrestricted Subsidiary;

(l)                                     sales, transfers and dispositions described on Schedule 6.05; and

(m)                               any disposition of assets by any Restricted Subsidiary that is not wholly owned by the Borrower or a Subsidiary Loan Party all or substantially all of whose property consists of a Center and assets related to the operations of such Center; provided that the Net Proceeds of such disposition are promptly (and in any event within five Business Days) applied (x) first to satisfy the Indebtedness evidenced by any Pledged Note(s) issued by such Restricted Subsidiary to any Loan Party (other than Holdings) and (y) second to satisfy the requirements of Section 2.11(c) with respect to such disposition;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (a), (b), (c), (f), (i) and (j) above) shall be made for Fair Market Value and (other than those permitted by paragraphs (a), (b), (c), (f), (h), (i) and (j) above) for at least 75% cash consideration (with each of the following being deemed to be cash for such purpose: (i) Permitted Investments, (ii) any liabilities (as shown on the Borrower’s most recent consolidated balance sheet required to be delivered pursuant to Section 5.01(a) or (b) (or if prior to the first time such a consolidated balance sheet is so required to be delivered, the most recent date for which a consolidated balance sheet of the Borrower and its Restricted Subsidiaries is available)) of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to any of the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or the applicable Restricted Subsidiary from further liability, (iii) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion, (iv) any Designated Noncash Consideration received by the Borrower or a Restricted Subsidiary in connection with the sale or contribution of assets by the Borrower or a Restricted Subsidiary to a joint venture with a Strategic Investor, provided, further, that in the case of this clause (iv), (x) any such Designated Noncash Consideration that is converted into Permitted Investments shall be treated as Net Proceeds in the manner set forth below and (y) in the event such Designated Noncash Consideration is an Investment in a Non-Consolidated Entity, Restricted Subsidiary that is not a Qualified Restricted Subsidiary or an Unrestricted Subsidiary, such Designated Noncash Consideration shall be deemed to have been acquired and consequently reduce amounts available under Sections 5.15(a), 6.04(vi) and 6.04(xv) and (v) other Designated Noncash Consideration the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (v) (and not subsequently converted into Permitted Investments that are treated as Net Proceeds), does not exceed 5% of Total Assets at the time of receipt since the Effective Date, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 6.06.                                    Sale and Leaseback Transactions.  The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (x) any such sale of any fixed or capital assets of the Borrower or any Restricted Subsidiary which sale is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after the Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset or (y) sale and leaseback transactions with respect to properties acquired after the Effective Date, where the Fair Market Value of such properties in the aggregate does not to exceed $20,000,000.

SECTION 6.07.                                    Swap Agreements.  The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of the Restricted Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

SECTION 6.08.                                    Restricted Payments.

The Borrower will not, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)                                     the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

(ii)                                  Restricted Subsidiaries may declare and pay dividends ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests;

(iii)                               Borrower may declare and pay dividends or make other distributions to Holdings, the proceeds of which are used by Holdings or a Parent to (i) purchase or redeem Equity Interests of Holdings or a Parent acquired by former or current employees, consultants or directors of Holdings, the Borrower or any Restricted Subsidiary or (ii) pay principal or interest on promissory notes that were issued in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests, provided that the aggregate amount of such dividends or other distributions under this Section 6.08(a)(iii) shall not exceed in any fiscal year $3,000,000 (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years); provided that any cancellation of Indebtedness owing to the Borrower in connection with and as consideration for a repurchase of Equity Interests of Holdings (or a Parent) shall not be deemed to constitute a Restricted

Payment for purposes of this Section 6.08(a)(iii), so long as such Indebtedness was incurred solely for the purpose of purchasing such Equity Interests; provided further that such amount in any calendar year may be increased by an amount not to exceed (1) the cash proceeds of key man life insurance policies received by Holdings (to the extent such proceeds are contributed to the Borrower and not used to fund any Restricted Payments other than those made pursuant to this Section 6.08(a)(iii)) or any Borrower or any Restricted Subsidiary after the Effective Date (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clause (1) above in any calendar year) less (2) the amount of any Restricted Payments previously made pursuant to clause (1) of this Section 6.08(a)(iii);

(iv)                              the Borrower may make Restricted Payments to Holdings to be used by Holdings solely to pay (or to make Restricted Payments to allow a Parent to pay) its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by Holdings or a Parent, provided that such Restricted Payments shall not exceed $3,000,000 in any calendar year or to be used by Holdings to pay fees and expenses (other than to Affiliates) relating to any unsuccessful debt or equity offering;

(v)                                 the Borrower may make Restricted Payments to Holdings in an amount necessary to enable Holdings to pay (or make Restricted Payments to allow a Parent to pay) the Taxes directly attributable to (or arising as a result of) the operations of a Parent, Holdings, the Borrower and the Restricted Subsidiaries, provided that (A) the amount of such Restricted Payments shall not exceed the lesser of (x) the Tax liabilities that the Borrower and the Restricted Subsidiaries would be required to pay in respect of Federal, state, local and foreign Taxes were the Borrower and the Restricted Subsidiaries to pay such Taxes as stand-alone taxpayers less any Tax payable directly by the Borrower or any Restricted Subsidiary or (y) the actual liabilities of the Parent group on a consolidated or combined basis and (B) all Restricted Payments made to Holdings or a Parent pursuant to this clause (v) are used by Holdings or a Parent for the purposes specified herein within 20 days of the receipt thereof;

(vi)                              the Borrower may make Restricted Payments to Holdings to pay management, consulting and advisory fees to the Sponsor or any Sponsor Affiliate and to reimburse any related expenses to the extent permitted by Section 6.09(a);

(vii)                           the Borrower and the Restricted Subsidiaries may make additional Restricted Payments (and Holdings may make Restricted Payments with such amounts received from the Borrower) in an aggregate amount throughout the term of this Agreement not exceeding $5,000,000;

(viii)                        so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Leverage Ratio is less than 4.50 to 1.00, Restricted Payments at any time not to exceed the difference between 100% of Cumulative Retained Excess Cash Flow) at such time (the Leverage Ratio to be measured at the time of, and after giving effect to, any such Restricted Payment) minus (y) all Restricted Payments made prior to such time pursuant to this Section 6.08(a)(viii) and all Investments made at or prior such time pursuant to Section 6.04(xx) (net of cash returns on any such Investments to, or reduction in the amount of Investments constituting Guarantees made by, the Borrower or any Qualified Restricted Subsidiary);

(ix)                                the Merger Consideration paid on or promptly following the Effective Date, Transaction Costs and payments to former stockholders of the Borrower in connection with the exercise of appraisal rights;

(x)                                   Investments in non-wholly owned Subsidiaries or Non-Consolidated Entities permitted by Section 6.04;

(xi)                                the purchase, redemption or other acquisition or retirement for value of Equity Interests of a Qualified Restricted Subsidiary owned by a Strategic Investor if such purchase, redemption or other acquisition or retirement for value is made for consideration not in excess of the Fair Market Value of such Equity Interests;

(xii)                             each Restricted Subsidiary may make Restricted Payments to any Loan Party (other than Holdings);

(xiii)                          the Borrower may issue its common stock and options, warrants or other equity awards with respect to its common stock under any stock option, stock incentive or similar plan approved by the shareholders of the Borrower (including deferred purchases under the deferred stock purchase program) and repurchase Equity Interests to the extent (x) such repurchase is deemed to occur upon the exercise of such options, warrants or other equity awards and (y) such Equity Interests represent a portion of the purchase price of such options, warrants or other equity awards;

(xiv)                         the Borrower may make Restricted Payments to Holdings in an aggregate amount not to exceed the cash proceeds received by Holdings from a substantially concurrent issue of new shares of Holdings’ Qualified Equity Interests and contributed to the Borrower less the amount of Investments made pursuant to Section 6.04(xxi); and

(xv)                            the Borrower may declare and make payments under the outstanding warrants of the Borrower described on Schedule 6.08 and repurchase any of the foregoing.

SECTION 6.09.                                    Transactions with Affiliates.  The Borrower will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate consideration in excess of $2.5 million, except:

(a)                                  transactions that are at prices and on terms and conditions substantially not less favorable to the Borrower or such Restricted Subsidiary as could be obtained on an arm’s-length basis from unrelated third parties,

(b)                                 transactions between or among the Borrower and Qualified Restricted Subsidiaries,

(c)                                  any investment permitted under Section 6.04 (iii), 6.04(iv), 6.04(v), 6.04(vi), 6.04(vii), 6.04(xiii), 6.04(xv), 6.04(xvi) or 6.04(xvii),

(d)                                 any Indebtedness permitted under Section 6.01,

(e)                                  any Restricted Payment permitted under Section 6.08,

(f)            any sale, transfer or disposition permitted under Section 6.05,

(g)           loans or advances to employees pursuant to Section 6.04,

(h)           any mergers, consolidations, liquidations or dissolutions permitted under Section 6.03,

(i)            any lease or sublease entered into between the Borrower or any Restricted Subsidiary, as lessee or sublessee, and any of the Affiliates (as of the Effective Date) of the Borrower or entity controlled by such Affiliates, as lessor or sublessor, which is approved in good faith by a majority of the disinterested members of the Board of Directors of the Borrower,

(j)            any management, transaction, monitoring or termination fees and related indemnities and reimbursement of expenses pursuant to the Sponsor Management Agreement as in effect on the Effective Date or as amended in a manner not materially adverse to the Lenders;

(k)           the payment of reasonable fees to directors of the Borrower or any Restricted Subsidiary who are not employees of the Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any Restricted Subsidiary in the ordinary course of business,

(l)            any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, employee benefit plans, stock options and stock ownership plans approved by the Borrower’s Board of Directors,

(m)          transactions pursuant to agreements set forth on Schedule 6.09 and any amendments thereto to the extent such amendments are not materially less favorable to the Borrower or such Subsidiary Loan Party than those provided for in the original agreements,

(n)           employment and severance arrangements entered into in the ordinary course of business and approved by the Borrower’s Board of Directors between a Parent, Holdings, the Borrower or any Restricted Subsidiary and any employee thereof, and

(o)           the Transactions, including all payments made or to be made in connection with the Transactions, including the payment of the Transaction Costs.

(p)           transactions with a Person (other than an Unrestricted Subsidiary of the Borrower) that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(q)           any issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower to Affiliates of the Borrower;

(r)            payments by the Borrower or any of its Restricted Subsidiaries to the Sponsor and/or any of its Affiliates for any transaction for which financial advisory, financing, underwriting or placement services or in respect of other investment banking activities are provided to the Borrower or one of its Subsidiaries, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the disinterested members of the Board of Directors of the Borrower in good faith;

(s)           transactions with Restricted Subsidiaries that are not Qualified Restricted Subsidiaries, Non-Consolidated Entities, Unrestricted Subsidiaries, customers, suppliers, contractors, joint venture partners (including without limitation physicians) or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Agreement;

(t)            the existence of, or the performance by the Borrower or any Restricted Subsidiary of their obligations, if any, or obligations of Holdings under the terms of, any subscription, registration rights or stockholders agreement, partnership agreement, limited liability company agreement or similar agreement to which Holdings, the Borrower or any Restricted Subsidiary is a party as of the Effective Date and any similar agreements which the Borrower, any Restricted Subsidiary, Holdings or any other direct or indirect parent company of the Borrower may enter into thereafter; provided, however, that the entering into by the Borrower or any Restricted Subsidiary or the performance by the Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Effective Date will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially disadvantageous to the Lenders, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Borrower;

(u)           [Reserved];

(v)           the entering into of any tax sharing agreement or arrangement;

(w)          the issuance of Equity Interests (other than Disqualified Equity Interests) in the Issuer or any Restricted Subsidiary for compensation purposes;

(x)            intellectual property licenses in the ordinary course of business;

(y)           transactions in which the Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the Board of Directors of the Borrower in good faith.

SECTION 6.10.            Restrictive Agreements.

(a)           Subject to clauses (b) through (e) below, the Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other consensual arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets securing the Obligations or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee the Obligations.

(b)           Section 6.10(a) shall not apply to restrictions and conditions (i) imposed by law or any regulatory authority or by any Loan Document or any Bridge Loan Document or documents governing the Take Out Notes or any document governing Indebtedness of a Foreign Subsidiary permitted to be incurred under this Agreement (provided that such restrictions shall apply only to such Foreign Subsidiary),

(ii) existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension, renewal, amendment or modification, but only to the extent expanding the scope of, any such restriction or condition), (iii) contained in agreements relating to the sale of a Restricted Subsidiary or any other asset pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or asset that is to be sold and such sale is permitted hereunder, (iv) imposed by any customary provisions restricting assignment of any agreement entered into the ordinary course of business, (v) imposed by any instrument or agreement governing Indebtedness of a Restricted Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any such Person, other than the Person or any of its Subsidiaries, so acquired (provided that such Indebtedness was permitted by Section 6.01 to be incurred), (vi) imposed by any instrument or agreement governing Indebtedness (x) of any Foreign Subsidiary and (y) of the Borrower or any Restricted Subsidiary that is incurred or issued subsequent to the Effective Date and is permitted pursuant to Section 6.01 (provided that the restrictions in such Indebtedness are not materially more restrictive in the aggregate than the restrictions contained in this Agreement or the Bridge Loan Documents or the Borrower’s Board of Directors determines in good faith that restrictions are not reasonably likely to have a materially adverse effect on the Borrower’s and/or the Subsidiary Loan Parties’ ability to make principal and interest payments on the Loans), (vii) consisting of Permitted Payment Restrictions, (viii) restrictions in the Sponsor Management Agreement that require the payment of management fees to the Borrower or one of its Restricted Subsidiaries prior to payment of dividends or distributions, (ix) customary provisions in joint venture and other similar agreements, including agreements related to the ownership and operation of surgical facilities, relating solely to such joint venture or facilities of the Persons who own Equity Interests therein and (x) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in any of the foregoing clauses; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), than those restrictions contained in the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in the foregoing clauses above, as applicable prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(c)           Section 6.10(a)(i) shall not apply to (i) restrictions or conditions imposed by customary provisions in leases, subleases, licenses and sublicenses restricting the assignment thereof or (ii) any restrictions imposed by agreements or instruments governing Indebtedness or other obligations permitted to be secured pursuant to Section 6.02 and limited to the assets subject to thereto.

(d)           Section 6.10(a)(ii) shall not apply to customary provisions in joint venture agreements relating to purchase options, rights of first refusal or call or similar rights of a third party that owns Equity Interests in such joint venture.

(e)           Section 6.10(a) shall not apply to reasonable and customary restrictions on distributions regarding timing, reserves, available cash and the like that are contained in the organization documents of joint ventures in effect on the date hereof and those hereafter entered into in the ordinary course of business of the Borrower and its Subsidiaries.

For the purposes of determining compliance with this covenant, (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) a subordination of loans or advances made to the Borrower or a Restricted Subsidiary of the Borrower to other Indebtedness incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 6.11.            Amendment of Material Documents.  The Borrower will not, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under any documentation governing any Subordinated Indebtedness.

SECTION 6.12.            Senior Secured Leverage Ratio.  The Borrower shall not permit the Senior Secured Leverage Ratio as of the last day of any fiscal quarter set forth below to be greater than the ratio set forth below opposite such quarter:

Quarter Ended	Maximum Ratio
March 31, 2008	4.25:1.00
June 30, 2008	4.25:1.00
September 30, 2008	4.25:1.00
December 31, 2008	4.00:1.00
March 31, 2009	4.00:1.00
June 30, 2009	4.00:1.00
September 30, 2009	4.00:1.00
December 31, 2009	3.50:1.00
March 31, 2010	3.50:1.00
June 30, 2010	3.50:1.00
September 30, 2010	3.50:1.00
December 31, 2010	3.00:1.00
March 31, 2011	3.00:1.00
June 30, 2011	3.00:1.00
September 30, 2011	3.00:1.00
December 31, 2011	2.75:1.00
March 31, 2012	2.75:1.00
June 30, 2012	2.75:1.00
September 30, 2012	2.75:1.00
December 31, 2012 and thereafter	2.50:1.00

SECTION 6.13.            Fiscal Year.  None of the Borrower or any Restricted Subsidiary will change its fiscal year-end to a date other than December 31 or its fiscal quarter-end dates to dates other than the last day of March, June, September and December.

ARTICLE VII

Events of Default

SECTION 7.01.            Events of Default.  If any of the following events (any such event, an “Event of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           (i) the Borrower shall fail to pay any interest on any Loan or fees under Section 2.12 when and as the same shall become due and payable under this Agreement and such failure shall continue unremedied for a period of three Business Days or (ii) the Borrower shall fail to pay any other amount (other than an amount referred to in Section 7.01(a) and 7.01(b)(i)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings and the Borrower), 5.11 or in Article VI;

(e)           the Borrower or any Subsidiary Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in Sections 7.01(a), (b) or (d)), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)            Holdings, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)           any event or condition occurs that results in any Material Indebtedness (other than Indebtedness hereunder) becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace period) the holder or holders of any Material Indebtedness (other than Indebtedness hereunder) or any trustee or agent on its or their behalf to cause any Material Indebtedness (other than Indebtedness hereunder) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to (i) Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets (to the extent not prohibited under this Agreement) or (ii) Indebtedness under the Bridge Loan Credit Agreement becoming due upon, and to the extent of the net cash proceeds of, the issuance of Take Out Notes;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            Holdings, the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

(j)            Holdings, the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money (to the extent not paid or covered by insurance provided by a carrier that has not denied its obligation to pay such claim in writing) in an aggregate amount in excess of $10,000,000 shall be rendered against Holdings, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding $10,000,000 for all periods;

(m)          any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any material portion of the Collateral with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or as otherwise expressly permitted hereunder;

(n)           any Loan Document shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any party thereto;

(o)           the Guarantees of the Obligations by Holdings and the Subsidiary Loan Parties pursuant to the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents) or shall be asserted by Holdings, the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations; or

(p)           a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in Section 7.01(h) or (i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in Section 7.01(h) or (i), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02.            Borrower’s Right to Cure.

(a)           Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirement of the Financial Performance Covenant, until the expiration of the tenth day subsequent to the date on which financial statements with respect to the fiscal period for which the Financial Performance Covenant is being measured are required to be delivered pursuant to Section 5.01, Holdings shall have the right to issue Qualified Equity Interests (the “Cure Right”), and upon the receipt by the Borrower of cash (such amount of cash being referred to as the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right, the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i)            Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of a Default or Event of Default under the Financial Performance Covenant with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)           if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant (including for purposes of Section 4.02), the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

(b)           Notwithstanding anything herein to the contrary, (a) in each four fiscal quarter period there shall be a period of at least two fiscal quarters in which no Cure Right is made, (b) all Cure Amounts shall be disregarded for purposes of determining any items in this Agreement (including basket sizes) dependent upon equity contributions or offerings and (c) the Cure Amount shall be no greater than the amount required to cause Borrower to be in compliance with the Financial Performance Covenant.

SECTION 7.03.            Exclusion of Immaterial Subsidiaries.  Solely for the purposes of determining whether a Default has occurred under Section 7.01(h) or (i), any reference in any such clause to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries or 5% of the total revenues of the Borrower and the Restricted Subsidiaries as of such date; provided that if it is necessary to exclude more than one Restricted Subsidiary from Section 7.01(h) or (i) pursuant to this Section 7.03 in order to avoid an Event of Default thereunder, all excluded Restricted Subsidiaries shall be considered to be a single consolidated Restricted Subsidiary for purposes of determining whether the condition specified above is satisfied.

ARTICLE VIII

The Agents

SECTION 8.01.            The Agents.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  For purposes of this Article VIII, all references to the Administrative Agent shall be deemed to be references to both the Administrative Agent and the Collateral Agent.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) and Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) or Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent.  The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of each Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Each of the Lenders, the Issuing Bank and the Loan Parties agree that the Administrative Agent may, subject to Section 9.01(b), but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and the Issuing Bank by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar secure electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”) and each of the Loan Parties agrees to make the Approved Electronic Communications available to the Administrative Agent in an acceptable soft copy or electronic format.

Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Issuing Bank and the Loan Parties acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Loan Parties and the Issuing Bank hereby approve distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

The Approved Electronic Communications and the Approved Electronic Platform are provided “as is” and “as available”.  None of the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform.  No warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, noninfringement of third party rights or freedom from viruses or other code defects) is made by the Agent Affiliates in connection with the Approved Electronic Communications or the Approved Electronic Platform.

Each of the Lenders, the Issuing Bank, and the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.  The Lenders identified in this Agreement as the Syndication Agent and the Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders.  Without limiting the foregoing, neither the Syndication Agent nor the Documentation Agents shall have or be deemed to have a fiduciary relationship with any Lender.

ARTICLE IX

Miscellaneous

SECTION 9.01.            Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Borrower, to:

Symbion, Inc.

40 Burton Hills Blvd.

Suite 500

Nashville, TN 37215

Attention: Teresa F. Sparks, Chief Financial Officer

(Telecopy No. (615) 234-7994)

with a copy to:

Derek Bell, Assistant Vice President of Finance

(Telecopy No. (615) 234-5998);

with a copy (which shall not constitute notice) to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, TN 37219

Attention: Robert L. Harris, Esq.

Facsimile: (615) 244-6804;

(ii)           if to the Administrative Agent, the Swingline Lender or the Collateral Agent, to:

For all credit notices:

Merrill Lynch & Co 4 World Financial Center / 250 Vesey Street 22nd Floor New York, NY  10080 Attention: Michael E. O’Brian, Director Telecopy:  (212) 738-1186 Telephone:  (212) 449-0948

For all operations notices:

Merrill Lynch Capital Corporation
(c/o BNY Asset Solutions)
600 East Las Colinas Blvd., Suite 1300
Irving, TX 75039
Attention: Rachel Suiter, Agency Services Primary Closer
Telecopy: (972) 401-8557
Telephone: (972) 401-8588

(iii)          if to the Issuing Bank, to:

Bill Nartker, Manager Fifth Third Bank Global Payments Trade Services 5050 Kingsley Drive, MD 1MOCBR Cincinnati, OH 45227 Tel: 513-358-2126 Fax: 513-358-5950 email: William.nartker@53.com

(iv)          if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II or of a Default if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and provided that the Administrative Agent shall in any event also receive hard copies of the notices described in this proviso and, to the extent requested, any other documents delivered electronically under this Agreement.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of any required notification that such notice or communication is available and identifying the website address therefor.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent (and, in the case of the Administrative Agent, by written notice to the Borrower).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given as follows:  notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier (with a send successful notice) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

SECTION 9.02.            Waivers; Amendments.

(a)           No failure or delay by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Swingline Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Swingline Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, the Collateral Agent, the Swingline Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)           Except as provided in Section 2.20 with respect to an Incremental Facility Amendment (or to give effect to any restatement of this Agreement, the substantive terms of which are otherwise permitted hereby), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto (and, if party thereto, the Collateral Agent), in each case with the consent of the Required Lenders; provided that no such agreement shall

(i)            increase the Commitment of any Lender without the written consent of such Lender,

(ii)           reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected (other than any waiver of default interest payable pursuant to Section 2.13(c)) thereby (it being understood that a change to the definition of the Leverage Ratio that could have the effect of reducing such interest or fees upon certain conditions shall not be deemed in and of itself to reduce such interest or fees),

(iii)          postpone the final maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv)          change Section 2.18(b) or (c) in a manner that would alter the prorata sharing of payments required thereby, without the written consent of each Lender,

(v)           change any of the provisions of this Section 9.02 or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable),

(vi)          release Holdings or substantially all Subsidiary Loan Parties from their Guarantee under the Collateral Agreement (except as provided in Section 9.15 or in the Collateral Agreement) or limit liability of Holdings or of substantially all Subsidiary Loan Parties in respect of such Guarantee, without the written consent of each Lender,

(vii)         release all or substantially all the Collateral from the Liens of the Security Documents (except as provided in Section 9.15 or in the Collateral Agreement), without the written consent of each Lender,

(viii)        change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, or

(ix)           modify the definition of “Interest Period” to allow periods of more than twelve months without regard to the agreement of all participating Lenders, without the written consent of each Lender;

provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders), the Tranche B Lenders (but not the Tranche A Lenders or Revolving Lenders) , the Tranche A Lenders (but not the Tranche B Lenders or Revolving Lenders), or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class(es) of Lenders that would be required to consent thereto under this Section 9.02(b) if such Class(es) of Lenders were the only Class(es) of Lenders hereunder at the time and (C) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days notice thereof.  In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to Section 9.02(b)(viii), the consent of not less than a majority in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.02(b) being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, any assignee that is acceptable to the Administrative Agent shall have the right, with the Administrative Agent’s consent, to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower’s request, sell and assign to such assignee, at no expense to such Non-Consenting Lender, all the Commitments, Term Loans and Revolving Exposure of such Non-Consenting Lender for an amount equal to the principal balance of all Term Loans and Revolving Loans (and funded participations in Swingline Loans and unreimbursed LC Disbursements) held by such Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (including amounts under Sections 2.15, 2.16 and 2.17) so long as such principal balance of all other Non-Consenting Lenders is similarly purchased, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption in accordance with Section 9.04(b) (which Assignment and Assumption need not be signed by such Non-Consenting Lender).

(c)           Notwithstanding the provisions of Section 9.02(b), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof, and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.  In addition, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche A Term Loans and Tranche B Term Loans (the “Refinanced Term Loans”) and, if applicable, related outstanding commitments, with a replacement term loan tranche or tranches hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the weighted average Applicable Rate for such Replacement Term Loans shall not be higher than the weighted average Applicable Rate for such Refinanced Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Refinanced Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Refinanced Term Loans in effect immediately prior to such refinancing.

SECTION 9.03.            Expenses; Indemnity; Damage Waiver.

(a)           The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout or restructuring in respect of such Loans or Letters of Credit.

(b)           The Borrower shall indemnify the Administrative Agent, each Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless, from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or emanating from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or such litigation, claim, investigation or proceeding is brought by a third party or by the Borrower or its Affiliates, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (y) are finally judicially determined by a non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or breach of the Loan Documents by, such Indemnitee or (z) result from the presence or Release of Hazardous Materials or an Environmental Liability to the extent such presence, Release or Environmental Liability is caused by such Indemnitee or first occurs or first exists after completion of the foreclosure upon the Collateral, granting a deed-in-lieu of foreclosure with respect to the Collateral or similar transfer of title or possession of the Collateral.

(c)           To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, each Agent, the Issuing Bank or the Swingline Lender under Sections 9.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent, such Agent, the Issuing Bank or the Swingline Lender, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d)           To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           All amounts due under this Section 9.03 shall be payable not later than ten Business Days after written demand therefor.

SECTION 9.04.            Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) except in connection with any transaction permitted in accordance with Section 6.03(a)(i) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(1)           the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 7.01(a), (b), (h), (i) or (j) has occurred and is continuing, any other assignee;

(2)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(3)           the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii)           Assignments shall be subject to the following conditions:

(1)           except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required (x) for an assignment by a Lender to an Approved Fund of a Lender or (y) if an Event of Default has occurred and is continuing, and that contemporaneous assignments to Approved Funds related to the same Lender shall be aggregated when calculating such minimum assignment amounts;

(2)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(3)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(4)           the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For purposes of this Section 9.04(b):

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

(iii)          Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder for all purposes of this Agreement notwithstanding any notice to the contrary.  Subject to Section 9.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent that the entitlement to any greater payment results from any change in Requirement of Law after the participant becomes a Participant and, for the avoidance of doubt, the applicable Lender would have been entitled to receive such greater payment as a result of such change in Requirement of Law, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(iii)          Any Lender may at any time pledge, assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge, assignment or grant of a security interest, provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

SECTION 9.05.            Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall have independent significance and be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.            Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.            Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.            Right of Setoff.  If any Event of Default under Section 7.01(a) or (b) shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement then due and owing held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement.  The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section 9.08.  The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.            Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the fullest extent permitted by laws, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

(c)           Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.            Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.            Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower or any of their subsidiaries, provided that such source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section 9.12.  For the purposes of this Section 9.12, the term “Information” means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.            Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.            USA Patriot Act.  Each Lender, each Agent and the Issuing Bank hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Person to identify the Borrower in accordance with the USA Patriot Act.

SECTION 9.15.            Release of Guarantee and Collateral.  Upon any sale or other transfer of any Loan Party or by any Loan Party of any Collateral that is permitted under this Agreement, or upon the effectiveness of any written consent to the release of any Guarantee or the security interest granted hereby in any Collateral pursuant to Section 9.02 of this Agreement, such Guarantee or the Mortgage or other security interest in such Collateral, as applicable, shall be automatically released and the Collateral Agent is authorized to, and shall, take any action to effect the foregoing, including, without limitation, executing and delivering to the Borrower, in recordable form, discharges and releases of such Guarantee or such Mortgage or other security interest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SYMBOL MERGER SUB, INC., as the Borrower

By:	/s/ Thomas J. Murphy, Sr.
Name: Thomas J. Murphy, Sr.
Title: Vice President

SYMBION, INC., as the Borrower, (with effect only from and after the consummation of the Merger)

By:	/s/ Kenneth C. Mitchell
Name: Kenneth C. Mitchell
Title: Vice President

SYMBION HOLDING CORPORATION, as Holdings

By:	/s/ Kenneth C. Mitchell
Name: Kenneth C. Mitchell
Title: Vice President

1

MERRILL LYNCH CAPITAL CORPORATION, as a Lender and as Administrative Agent and Collateral Agent

By:	/s/ Michael E. O’Brien
Name: Michael E. O’Brien
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as Joint Lead Arranger and Joint Bookrunner

By:	/s/ Michael E. O’Brien
Name: Michael E. O’Brien
Title: Director

2

MERRILL LYNCH CAPITAL CORPORATION, as a Lender and as Administrative Agent and Collateral Agent

By:	/s/ Sarang Gadkari
Name: Sarang Gadkari
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as Joint Lead Arranger and Joint Bookrunner

By:	/s/ Sarang Gadkari
Name: Sarang Gadkari
Title: Managing Director

3

BANK OF AMERICA, N.A., as a Lender and as Syndication Agent

By:	/s/ Alysa Trakus
Name: Alysa Trakus
Title: Vice President

BANC OF AMERICA SECURITIES LLC, as Joint Lead Arranger and Joint Bookrunner

By:	/s/ A. Britt Canady
Name: A. Britt Canady
Title: Managing Director

4

THE ROYAL BANK OF SCOTLAND PLC, as a Lender and as Documentation Agent

By:	/s/ Jonathan Salkin
Name: Jonathan Salkin
Title: Managing Director

5

FIFTH THIRD BANK, as Issuing Bank and as Lender

By:	/s/ Sandy Hammrick
Name: Sandy Hammrick
Title: Vice President

6

EXHIBIT A

Form of

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption is dated as of the date set forth below (the “Effective Date”) and is entered into by and between [the][each] Assignor (as defined below) and [the][each] Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of August 23, 2007 (the “Credit Agreement”), among Symbion, Inc., a Delaware corporation, Symbol Merger Sub, Inc. (to be merged with and into Symbion, Inc.), a Delaware corporation (the “Borrower”), Symbol Holdings Corporation, a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, and The Royal Bank of Scotland plc and Fifth Third Bank, as Co-Documentation Agents, receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the][each] Assignee, and [the][each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the][each] Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the][each] Assignor under the facilities identified below (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the][each] Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to [the][each] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][such] Assignor.

1.                                       Assignor[(s)]:

2.                                       Assignee[(s)]:

[Assignee is an Affiliate of:](1)

[Assignee is an Approved Fund:]

3.                                       Borrower: SYMBION, INC.

4.                                       Administrative Agent: MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent under the Credit Agreement.

5.                                       Assigned Interest:

Facility Assigned(2)	Aggregate Amount of All Lenders’ Commitments and Loans	Amount of Commitments and Loans Assigned	Percentage of Global Commitment Assigned		CUSIP
Revolving Facility	$100,000,000	$		%
Tranche A Facility	$125,000,000	$		%
Tranche B Facility	$125,000,000	$		%

Effective Date:

(1)           Select as applicable.

(2)           Select as applicable.

2

The terms sets forth in this Assignment and Assumption are hereby agreed to:

,
as Assignor(3)

By:
Name:
Title:

The terms set forth in this Assignment and Assumption are hereby agreed to:

,
as Assignee(2)

By:
Name:
Title:

(3)           Additional signatures may be added as appropriate.

3

[Consented to and Accepted:

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title: ](4)

[Consented to and Accepted:

[ ],(5)
as Issuing Bank

By:
Name:
Title:

Consented to:

[SYMBION, INC.](6)

By:
Name:
Title:

(4)           To be included to the extent applicable under Section 9.04 of the Credit Agreement.

(5)           To be included to the extent applicable under Section 9.04 of the Credit Agreement.

(6)           To be included to the extent applicable under Section 9.04 of the Credit Agreement.

4

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1          Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2          Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.01(1) or 5.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by [the][such] Assignee and (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][each] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][each] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

2

EXHIBIT E

Form of

BORROWING REQUEST

Merrill Lynch Capital Corporation,

as Administrative Agent for

the Lenders referred to below,

(c/o BNY Asset Solutions)

600 East Las Colinas Blvd., Suite 1300

Irving, TX 75039

Attention:	Rachel Suiter, Agency Services Primary Closer
Telecopier: (972) 401-8557
Telephone: (972) 401-8588

[DATE]

Ladies and Gentlemen:

The undersigned, Symbion, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement dated as of August 23, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symbion, Inc., a Delaware corporation, Symbol Merger Sub, Inc. (to be merged with and into Symbion, Inc.), a Delaware corporation (the “Borrower”), Symbol Holdings Corporation, a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, and The Royal Bank of Scotland plc and Fifth Third Bank, as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing
(which is a Business Day)

(B)	Principal Amount of Borrowing

(C)	Class of Borrowing(7)

(D)	Type of Borrowing(8)

(E)	[Interest Period and the last day thereof(9)	]

(F)	Funds are requested to be disbursed to the Borrower’s account as follows (Account No. )

(7)	Specify Tranche A Term Loan, Tranche B Term Loan, Revolving Loan or Swingline Loan.

(8)	Specify Eurodollar Borrowing or ABR Borrowing.

(9)

Applicable for Eurodollar Borrowings only; which shall be subject to the definition of “Interest Period” and end not later than the Revolving Maturity Date, the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable.

2

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Section 4.02 of the Credit Agreement have been satisfied.

[ ],

By:
Name:
Title: [Responsible Officer]

3

EXHIBIT F

Form of

INTEREST ELECTION REQUEST

Merrill Lynch Capital Corporation,

as Administrative Agent for

the Lenders referred to below,

(c/o BNY Asset Solutions)

600 East Las Colinas Blvd., Suite 1300

Irving, TX 75039

Attention:	Rachel Suiter, Agency Services Primary Closer
Telecopier: (972) 401-8557
Telephone: (972) 401-8588

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of August 23, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symbion, Inc., a Delaware corporation, Symbol Merger Sub, Inc. (to be merged with and into Symbion, Inc.), a Delaware corporation (the “Borrower”), Symbol Holdings Corporation, a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, and The Royal Bank of Scotland plc and Fifth Third Bank, as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes an Interest Election Request, and the Borrower hereby requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:

(A)	Borrowing to which this request applies:(10)

(10)

Specify existing Class (Tranche A Term Loan, Tranche B Term Loan or Revolving Loan), Type (Eurodollar Borrowing or ABR Borrowing) and last day of current Interest Period. If different options are being elected with respect to different portions of the Borrowing, use separate form for each portion.

1

(B)	Principal amount of the Borrowing to be converted/continued:

(C)	Effective date of election (which is a Business Day):

(D)	Type of resulting Borrowing:(11)

(E)	[Interest Period of resulting Borrowing: ](12)

Very truly yours,

SYMBION, INC.,

By:
Name:
Title:

(11)	Eurodollar Borrowing or ABR Borrowing.

(12)

Applicable only if the resulting Borrowing is a Eurodollar Borrowing; which shall be subject to the definition of “Interest Period” and end not later than the Revolving Maturity Date, the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable.

2

EXHIBIT G-1

Form of

TERM LOAN NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, SYMBION, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [              ] (the “Lender”) on the [Tranche A] [Tranche B] Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of             DOLLARS ($          ), or, if less, the aggregate unpaid principal amount of all [Tranche A Term Loans] [Tranche B Term Loans] of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office specified in Section 2.18 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, set forth in the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, type and amount of each [Tranche A Term Loan] [Tranche B Term Loan] of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.07 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of August 23, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Symbion, Inc., a Delaware Corporation, Symbol Merger Sub, Inc. (to be merged with and into Symbion, Inc.), a Delaware corporation (the “Borrower”), Symbol Holdings Corporation, a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, and The Royal Bank of Scotland plc and Fifth Third Bank, as Co-Documentation Agents, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been

1

granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Note whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

2

[SYMBION MERGER SUB, INC.,
as Borrower

By:
Name:
Title: ]

SYMBION, INC. [(with effect only from and after the consummation of the Merger)](13), as Borrower

By:
Name:
Title:

(13)	To be included only on Notes delivered on or prior to the Effective Date.

3

EXHIBIT G-2

Form of

REVOLVING CREDIT NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, SYMBION, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [                                             ] (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)                        DOLLARS ($           ) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money at such office specified in Section 2.18 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, set forth in the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.07 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of August 23, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Symbion, Inc., a Delaware corporation, Symbol Merger Sub, Inc. (to be merged with and into Symbion, Inc.), a Delaware corporation (the “Borrower”), Symbol Holdings Corporation, a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, and The Royal Bank of Scotland plc and Fifth Third Bank, as Co-Documentation Agents, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

2

[SYMBION MERGER SUB, INC.,
as Borrower

By:
Name:
Title: ]

SYMBION, INC. [(with effect only from and after the consummation of the Merger)](14), as Borrower

By:
Name:
Title:

(14)	To be included only on Notes delivered on or prior to the Effective Date.

3

SCHEDULES

TO THE

CREDIT AGREEMENT

DATED AS OF

AUGUST 23, 2007

AMONG

SYMBION HOLDINGS CORPORATION,

AS HOLDINGS

SYMBOL MERGER SUB, INC. (TO BE MERGED WITH AND INTO

SYMBION, INC.),

AS THE BORROWER

THE LENDERS PARTY HERETO FROM TIME TO TIME

MERRILL LYNCH CAPITAL CORPORATION,

AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

BANK OF AMERICA, N.A.,

AS SYNDICATION AGENT

AND

THE ROYAL BANK OF SCOTLAND PLC AND FIFTH THIRD BANK,

AS CO-DOCUMENTATION AGENTS

MERRILL LYNCH & CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND

BANC OF AMERICA SECURITIES LLC,

AS JOINT LEAD ARRANGERS AND JOINT LEAD BOOKRUNNERS

EXISTING LETTERS OF CREDIT

SCHEDULE 1.01(a)

None.

SCHEDULE 1.01(c)

SPECIFIED SUBSIDIARIES

NSC of Edmond, Inc.

SARC/West Houston, LLC

SI/Dry Creek, Inc.

Symbion Imaging, Inc.

TOSF, LLC

SMBIMS Brooksville, Inc.

ARC Dry Creek, Inc.

SARC/Savannah, Inc.

SARC/San Antonio, LLC

SMBIMS, Tuscaloosa, Inc.

SARC/Columbia, Inc.

SMBISS Sandy Springs, LLC

SMBISS Roswell, LLC

Houston PSC - I, Inc.

Northstar Hospital, LLC

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Commitment	Term Loan A Commitment	Term Loan B Commitment
Merrill Lynch Capital Corporation	$46,261,111.00	$46,933,333.00	$68,750,000.00
Bank of America, N.A.	$29,438,889.00	$29,866,667.00	$43,750,000.00
The Royal Bank of Scotland plc	$10,000,000.00	$12,500,000.00	$12,500,000.00
Fifth Third Bank	$14,300,000.00	$35,700,000.00	$—
Totals	$100,000,000.00	$125,000,000.00	$125,000,000.00

SCHEDULE 3.03

NO CONFLICTS

	State	Type of Permit or License	Action
1.	RI	ASC License	Change in Effective Control application filed 6/28/2007.
2.	RI	Medicaid	Change of information form required.
3.	TX	Medicaid	New application required.
4.	WA	Medicaid	New application required.

In addition to the licenses and permits listed above, each facility that is currently enrolled in Medicare will be required to make a change of information filing with Medicare within 30 days post-closing.

SCHEDULE 3.05

REAL PROPERTY

SMBIMS Durango, LLC, 40 Burton Hills Blvd., Suite 500, Nashville, TN 37215, owns undeveloped land, Lot 3R, Rivergate Medical Center Lot 2-R Condominium Plat and Resubdivision of Lot 2& 3, Rivergate Planned Development, According to the Recorded Plat thereof filed for record July 21, 2005 under Reception No. 913882, County of La Plata, State of Colorado, Licensed to hospital.

SCHEDULE 3.06

LITIGATION

None.

SCHEDULE 3.12

SUBSIDIARIES

Current Legal Entities Owned	Loan Party, Qualified Restricted Subsidiary or Specified Subsidiary Record Owner	No. of Shares	Interest

BORROWER:

Symbion, Inc.	Symbion Holdings Corporation	1,000	100%

SUBSIDIARY LOAN PARTIES:

Ambulatory Resource Centres Investment Company, Inc.	ARC Financial Services Corporation	100	100%

Ambulatory Resource Centres of Florida, Inc.	ARC Financial Services Corporation	100	100%

Ambulatory Resource Centres of Massachusetts, Inc.	ARC Financial Services Corporation	100	100%

Ambulatory Resource Centres of Texas, Inc.	ARC Financial Services Corporation	1,000	100%

Ambulatory Resource Centres of Washington, Inc.	ARC Financial Services Corporation	100	100%

Ambulatory Resource Centres of Wilmington, Inc.	ARC Financial Services Corporation	100	100%

ARC Development Corporation	ARC Financial Services Corporation	1,000	100%

ARC Financial Services Corporation	Symbion Ambulatory Resource Centres, Inc.	1,000	100%

ASC of Hammond, Inc.	ARC Financial Services Corporation	1,000	100%

ASC of New Albany, Inc.	ARC Financial Services Corporation	200	100%

Lubbock SurgiCenter, Inc.	PSC Development Company, LLC	1,000	100%

MediSphere Health Partners Management of Tennessee, Inc.	Symbion Ambulatory Resource Centres, Inc.	1,000	100%

MediSphere Health Partners — Oklahoma City, Inc.	Symbion Ambulatory Resource Centres, Inc.	1,000	100%

Physicians Surgical Care, Inc.	Symbion, Inc.	1,000	100%

Premier Ambulatory Surgery of Duncanville, Inc.	Symbion Ambulatory Resource Centres, Inc.	100	100%

PSC Development Company, LLC	Physicians Surgical Care, Inc.	50,000	100%

PSC Operating Company, LLC	Physicians Surgical Care, Inc.	1,000,000	100%

PSC of New York, L.L.C.	PSC Development Company, LLC	Not designated	100%

Quahog Holding Company, LLC	ARC Financial Services Corporation	100	100%

SARC/Asheville, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Circleville, Inc.	ARC Financial Services Corporation	1,000	100%

Current Legal Entities Owned	Loan Party, Qualified Restricted Subsidiary or Specified Subsidiary Record Owner	No. of Shares	Interest

SARC/DeLand, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Ft. Myers, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/FW, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Georgia, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Jacksonville, Inc.	ARC Financial Services Corporation	100	100%

SARC/Kent, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SARC/Knoxville, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Largo, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Largo Endoscopy, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Metairie, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Providence, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/St. Charles, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Vincennes, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/Worcester, Inc.	ARC Financial Services Corporation	1,000	100%

SMBI Havertown, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBI Northstar, LLC	SymbionARC Management Services, Inc.	100	100%

SMBI Portsmouth, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS 119, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Birmingham, Inc.	ARC Financial Services Corporation	1,000	100%

SMBIMS Durango, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Elk River, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBIMS Florida I, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Greenville, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Kirkwood, Inc.	ARC Financial Services Corporation	1,000	100%

SMBIMS Maple Grove, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Novi, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Orange City, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Steubenville, Inc.	ARC Financial Services Corporation	1,000	100%

SMBIMS Tampa, LLC	SymbionARC Management Services, Inc.	100	100%

Current Legal Entities Owned	Loan Party, Qualified Restricted Subsidiary or Specified Subsidiary Record Owner	No. of Shares	Interest

SMBIMS Temple, LLC	SymbionARC Management Services, Inc.	100	100%

SMBIMS Wichita, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBISS Arcadia, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBISS Beverly Hills, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBISS Chesterfield, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBISS Encino, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBISS Irvine, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBISS Thousand Oaks, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SurgiCare of DeLand, Inc.	SARC/DeLand, Inc.	1,000	100%

Symbion Ambulatory Resource Centres, Inc.	Symbion, Inc.	1,000	100%

SymbionARC Management Services, Inc.	ARC Financial Services Corporation	100	100%

SymbionARC Support Services, LLC	SymbionARC Management Services, Inc.	Not designated	100%

Texarkana Surgery Center GP, Inc.	PSC Operating Company, LLC	1,000	100%

UniPhy Healthcare of Eugene/Springfield I, Inc.	Symbion, Inc.	1,000	100%

UniPhy Healthcare of Johnson City VI, LLC	Symbion, Inc.	1,000	100%

UniPhy Healthcare of Louisville, Inc.	Symbion, Inc.	1,000	100%

UniPhy Healthcare of Maine I, Inc.	Symbion, Inc.	1,000	100%

UniPhy Healthcare of Memphis I, LLC	UniPhy Healthcare of Memphis II, Inc.	Not designated	100%

UniPhy Healthcare of Memphis II, Inc.	Symbion, Inc.	1,000	100%

UniPhy Healthcare of Memphis III, Inc.	Symbion, Inc.	1,000	100%

UniPhy Healthcare of Memphis IV, Inc.	Symbion, Inc.	1,000	100%

VASC, Inc.	SARC/St. Charles, Inc.	1,000	100%

Village SurgiCenter, Inc.	PSC Development Company, LLC	1,000	100%

QUALIFIED RESTRICTED SUBSIDIARIES:

Ambulatory Surgery Center of Worcester, LLC	SARC/Worcester, Inc.	Not designated	51%

Animas Surgical Hospital, LLC	SMBIMS Durango, LLC	129.02 Class B	53.983%

ARC of Bellingham, L.P.	Ambulatory Resource Centres of Washington, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 GP Units 83 LP Units	2% (GP) 83% (LP)

Current Legal Entities Owned	Loan Party, Qualified Restricted Subsidiary or Specified Subsidiary Record Owner	No. of Shares	Interest

ARC of Georgia, LLC	ARC Development Corporation Symbion Ambulatory Resource Centres, Inc.	2 Class A 56 Class B	2% (Class A) 56% (Class B)

ARC Kentucky, LLC	ARC Financial Services Corporation Symbion Ambulatory Resource Centres, Inc.	2 Units 59 Units	2% 59%

ARC Worcester Center, L.P.	Ambulatory Resource Centers of Massachusetts, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 GP Units 75 LP Units	2.041% (GP) 76.531% (LP)

Bayside Endoscopy Center, LLC	SARC/Providence, Inc.	75 Units	75%

Birmingham Surgery Center, LLC	SMBIMS Birmingham, Inc.	60 Units	61.54%

Cardinal Sleep Centers of St. Charles, LLC	Valley Sleep Centers, LLC	100 Units	95%

Central Austin Ambulatory Surgery Center, L.P.	Ambulatory Resource Centres of Texas, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 Units 39 Units	2.139% (GP) 41.711% (LP)

CMMP Surgical Center, L.L.C.	PSC Operating Company, LLC	40 Class A Units	40% (Class A)

CSS Services, LLC	The Center for Special Surgery, LLC	100 Units	100%

Cypress Surgery Center, LLC	SMBIMS Wichita, LLC	Not designated	53.32%

DeLand Surgery Center, Ltd.	Surgicare of DeLand, Inc.	75.5 GP Units 20.5 LP Units	75.5% 20.5%

Dry Creek Imaging, LLC	SI/Dry Creek, Inc.	900 Class A Units	90%

Dry Creek Surgery Center, LLC	ARC Dry Creek, Inc.	51 Units	51%

DSC Anesthesia, LLC	DeLand Surgery Center, Ltd.	100 Units	100%

HMFW Surgery Center, L.P.	SARC/FW, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 GP Units 31 LP Units	2.04% (GP) 31.63% (LP)

Jacksonville Beach Surgery Center, L.P.	SARC/Jacksonville, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 GP Units 78 LP Units	2.02% 78.79%

Kent, LLC	SARC/Kent, LLC	Not designated	75%

Largo Endoscopy Center, L.P.	SARC/Largo Endoscopy, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 GP Units 49 LP Units	2% (GP) 49.02% (LP)

Largo Surgery, LLC	SARC/Largo, Inc.	51 Class A Units	51%

Current Legal Entities Owned	Loan Party, Qualified Restricted Subsidiary or Specified Subsidiary Record Owner	No. of Shares	Interest

New Albany Outpatient Surgery, L.P.	ASC of New Albany, Inc.	60 GP Units 8 LP Units	60.606% (GP) 8.081% (LP)

Northeast Baptist Surgery Center, LLC	SARC/San Antonio, LLC	225 Units	56.87%

NorthStar Surgical Center, L.P.	Lubbock SurgiCenter, Inc. PSC Development Company, LLC	4 GP Units 174.9 Class A LP Units	1.02% (GP) 44.54481% (LP)

One Nineteen ASC, LLC	SMBIMS 119, LLC	Not designated	50%

Orlando Surgery Center II, Ltd.	Ambulatory Resource Centres of Florida, Inc.	Not designated	65.92%

Orlando Surgery Center Real Estate Partnership, Ltd.	Ambulatory Resource Centres of Florida, Inc.	30 GP Units	30%

2000 Orange Avenue, Ltd.	Orlando Surgery Center Real Estate Partnership, Ltd.	Not designated	4% (GP) 1% (LP)

Orthopaedic Surgery Center of Asheville, L.P.	SARC/Asheville, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 GP Units 59 LP Units	2% (GP) 59% (LP)

Physicians Surgical Specialty Hospital, LLC	PSC Operating Company, LLC	136.2 Class A Units	53.7576%

Physicians Surgery Center, LLC	SARC/Ft. Myers, Inc.	Not designated	50%

Pickaway Surgery Center, Ltd.	SARC/Circleville, Inc. Ambulatory Resource Centres Investment Company, Inc.	47 Units 6 Units	47% 6%

Portsmouth, LLC	SMBI Portsmouth, LLC	Not designated	75% Class B

Recovery Care, L.P.	Valley Ambulatory Surgery Center, L.P.	Not designated	99.9% (LP)

Savannah Outpatient Anesthesia, LLC	Savannah Outpatient Foot and Ankle Surgery, LLC	100 Units	100%

Savannah Outpatient Foot and Ankle Surgery, LLC	SARC/Savannah, Inc.	Not designated	80.5%

South Shore Operating Company, L.L.C.	PSC Development Company, LLC PSC of New York, LLC	275 Units 5 Units	56.122% 1.020%

Specialty Surgical Center, LLC	SMBISS Beverly Hills, LLC	Not designated	55.12%

Specialty Surgical Center of Beverly Hills, L.P.	SMBISS Beverly Hills, LLC	Not designated	0.765% (LP)

Specialty Surgical Center of Encino, LLC	SMBISS Encino, LLC	Not designated	55.02% (Class B)

Specialty Surgical Center of Encino, L.P.	SMBISS Encino, LLC	Not designated	1% (LP)

Surgery Center of Duncanville, L.P.	Premier Ambulatory Surgery of Duncanville, Inc.	77 Units	38.5% (GP)

Surgery Center of Hammond, LLC	ASC of Hammond, Inc.	76.5 Units	76.5%

Current Legal Entities Owned	Loan Party, Qualified Restricted Subsidiary or Specified Subsidiary Record Owner	No. of Shares	Interest

Surgery Center Partners, LLC	SMBIMS Kirkwood, Inc.	534 Units	52.87%

The Center for Special Surgery, LLC	SMBIMS Greenville, LLC	70 Class B	70%

The Hand Surgery Center of Louisiana, L.P.	SARC/Metairie, Inc. Ambulatory Resource Centres Investment Company, Inc.	2 GP Units 28 LP Units	2% (GP) 28% (LP)

The Surgery Center, LLC	SARC/Georgia, Inc.	64.92 Units	64.92%

The Surgery Center of Ocala, LLC	Ambulatory Resource Centres Investment Company, Inc.	Not designated	51%

Texarkana Surgery Center, L.P.	Texarkana Surgery Center GP, Inc.	66.372 GP Units	65.62% (GP)

Valley Ambulatory Surgery Center, L.P.	VASC, Inc.	Not designated	40% (GP)

Valley Medical Inn, L.P.	Valley Ambulatory Surgery Center, L.P.	Not designated	99.9% (LP)

Valley Sleep Center, LLC	Valley Ambulatory Surgery Center, L.P.	Not designated	100%

Valley Surgical Center, Ltd.	SMBIMS Steubenville, Inc.	Not designated	55.93%

Village SurgiCenter, Limited Partnership	PSC Operating Company, LLC Village SurgiCenter, Inc.	Not designated	72.0154% 1%

Vincennes Surgery Center, L.P.	SARC/Vincennes, Inc.	Not designated	51.52%

Wilmington Surgery Center, L.P.	Ambulatory Resource Centres of Wilmington, Inc. Ambulatory Resource Centres Investment Company, Inc.	Not designated	2% (GP) 85.25% (LP)

SPECIFIED SUBSIDIARIES

ARC Dry Creek, Inc.	ARC Financial Services Corporation	100	100%

Houston PSC – I, Inc.	PSC Operating Company, LLC	1,000	100%

Northstar Hospital, LLC	SMBI Northstar, LLC	1,000	100%

NSC Edmond, Inc.	Symbion Ambulatory Resource Centres, Inc.	1,000	100%

SARC/Columbia, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/San Antonio, LLC	ARC Financial Services Corporation	Not designated	100%

SARC/Savannah, Inc.	ARC Financial Services Corporation	1,000	100%

SARC/West Houston, LLC	ARC Financial Services Corporation	Not designated	100%

SI/Dry Creek, Inc.	Symbion Imaging, Inc.	1,000	100%

SMBIMS Brooksville, Inc.	ARC Financial Services Corporation	1,000	100%

SMBIMS Tuscaloosa, Inc.	ARC Financial Services Corporation	1,000	100%

SMBISS Roswell, LLC	SymbionARC Management Services, Inc.	Not designated	100%

SMBISS Sandy Springs, LLC	SymbionARC Management Services, Inc.	Not designated	100%

Current Legal Entities Owned	Loan Party, Qualified Restricted Subsidiary or Specified Subsidiary Record Owner	No. of Shares	Interest

Symbion Imaging, Inc.	Symbion, Inc.	1,000	100%

TOSF, LLC	SMBIMS Tampa, LLC	100 Units	100%

IMMATERIAL SUBSIDIARIES

None.

SCHEDULE 5.01

WEBSITE ADDRESS

http://www.symbion.com/

SCHEDULE 6.01

EXISTING INDEBTEDNESS

1.             Capital Lease Agreement, dated 10/1/2006, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Orlando Surgery Center II, Ltd.  (Balance as of June 30, 2007: $47,797).

2.             Capital Lease Agreement, dated 10/1/2006, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Village SurgiCenter, Limited Partnership.  (Balance as of June 30, 2007: $179,650).

3.             Capital Lease Agreement, dated 10/1/2006, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Largo Endoscopy Center, L.P.  (Balance as of June 30, 2007: $141,147).

4.             Capital Lease Agreement, dated 10/1/2006, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Bayside Endoscopy Center, LLC.  (Balance as of June 30, 2007: $18,335).

5.             Capital Lease Agreement, dated 6/1/2007, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Bayside Endoscopy Center, LLC.  (Balance as of June 30, 2007:  $109,603).

6.             Capital Lease Agreement, dated 6/1/2007, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Pickaway Surgical Center, Ltd. (Balance as of June 30, 2007:  $169,204).

7.             Capital Lease Agreement, dated 6/1/2007, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Orlando Surgery Center II, Ltd..  (Balance as of June 30, 2007: $55,468).

8.             Capital Lease Agreement, dated 6/1/2007, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Largo Endoscopy Center, L.P.  (Balance as of June 30, 2007:  $60,051).

9.             Capital Lease Agreement, dated 7/1/2007, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of The Surgery Center, LLC  (Balance as of June 30, 2007:  $53,834).

10.           Capital Lease Agreement, dated 8/1/2007, between LaSalle National Leasing Corporation (Lessor) and Symbion, Inc. (Lessee) on behalf of Valley Surgical Center, Ltd. (Balance as of June 30, 2007:  $153,105).

11.           Loan and Security Agreement, dated 12/8/2004, between Fifth Third Bank (Lender) and Symbion Inc. (Borrower) on behalf of ARC Worcester Center, L.P.  (Balance as of June 30, 2007:  $91,721).

12.           Loan and Security Agreement, dated 12/23/2004, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of The Surgery Center Of Ocala, LLC.  (Balance as of June 30, 2007: $84,442).

13.           Loan and Security Agreement, dated 4/22/2005, between Fifth Third Bank (Lender) and  Symbion, Inc. (Borrower) on behalf of Village SurgiCenter, Limited Partnership (Balance as of June 30, 2007:  $75,922).

14.           Capital Lease Agreement, dated 3/17/2004, between Fifth Third Leasing Company (Lessor) and Symbion, Inc. (Lessee) on behalf of Uniphy Healthcare of Memphis III, Inc.  (Balance as of June 30, 2007:  $42,174).

15.           Loan and Security Agreement, dated 8/1/2005, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of South Shore Operating Company, L.L.C.  (Balance as of June 30, 2007:  $178,975).

16.           Loan and Security Agreement, dated 8/1/2005, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of Dry Creek Surgery Center, LLC  (Balance as of June 30, 2007:  $32,389).

17.           Loan and Security Agreement, dated 9/10/2005, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of ARC Worcester Center, L.P.  (Amount: $30,114).

18.           Loan and Security Agreement, dated 9/10/2005, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of Valley Surgical Center, Ltd. (Balance as of June 30, 2007:  $119,796).

19.           Loan and Security Agreement, dated 12/2/2005, between Fifth Third Bank (Lender) and Symbion Inc. (Borrower) on behalf of ARC Worcester Center, L.P.  (Balance as of June 30, 2007:  $106,682).

20.           Loan and Security Agreement dated 12/22/2005, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of Largo Surgery, LLC.  (Balance as of June 30, 2007: $152,828).

21.           Loan and Security Agreement, dated 2/14/2006, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of ARC of Bellingham, L.P. (Balance as of June 30, 2007: $17,924).

22.           Loan and Security Agreement, dated 2/14/2006, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of Village SurgiCenter, Limited Partnership.  (Balance as of June 30, 2007:  $60,928).

23.           Loan and Security Agreement, dated October 29, 2004, between Fifth Third Bank (Lender) and Symbion, Inc. (Borrower) on behalf of Bayside Endoscopy Center, LLC  (Balance as of June 30, 2007: $71,745).

24.           Capital Lease Agreement, dated April 29, 2004, between Ameritech Credit Corporation (Lessor) and Specialty Surgical Center, LLC (Lessee).  (Balance as of June 30, 2007: $39,415).

25.           Capital Lease Agreement, dated September 15, 2006, between Olympus America Inc. (Lessor) and Specialty Surgical Center of Beverly Hills, L.P. (Lessee).  (Balance as of June 30, 2007: $375,575).

26.           Capital Lease Agreement, dated December 4, 2006, between Olympus America Inc. (Lessor) and Specialty Surgical Center of Encino, LLC (Lessee).  (Balance as of June 30, 2007: $54,291).

27.           Capital Lease Agreement, dated February 9, 2004, between Alcon Laboratories Inc. (Lessor) and Specialty Surgical Center of Encino, LLC (Lessee).  (Balance as of June 30, 2007: $32,979).

28.           Capital Lease Agreement, dated May 28, 2003, between Siemens Medical Solutions USA, Inc. (Lessor) and Animas Surgical Hospital, LLC (Lessee).  (Balance as of June 30, 2007: $1,512,230).

29.           Capital Lease Agreement, dated December 18, 2002, between GE Healthcare Financial Services (Lessor) and The Surgery Center, LLC (Lessee).  (Balance as of June 30, 2007:  $11,670).

30.           Note Payable, dated January 4, 2002, between US Bank Portfolio Services, formerly DVI Financial Services, Inc. (Lender), and Deland Surgery Center, Ltd. (Borrower).  (Balance as of June 30, 2007: $16,377).

31.           Note Payable, dated September 8, 2006, between Alcon Laboratories Inc. (Lender) and The Surgery Center, LLC (Borrower).  (Balance as of June 30, 2007: $46,790).

32.           Capital Lease Agreement, dated February 7, 2007, between Olympus America Inc. (Lessor) and Bayside Endoscopy Center, LLC (Lessee).  (Balance as of June 30, 2007:  $123,205).

33.           Capital Lease Agreement, dated December 12, 2005, between Stryker Capital (Lessor) and Village SurgiCenter, Inc. (Lessee).  (Balance as of June 30, 2007:  $123,066).

34.           Loan and Security Agreement, dated June 15, 2004, between Bank of Colorado (Lender) and Animas Surgical Hospital, LLC (Borrower)  (Balance as of June 30, 2007:  $1,267,841).

35.           Loan and Security Agreement, dated July 22, 2006, between SunTrust Bank (Lender) and Cape Coral Ambulatory Surgery Center, LLC (Borrower)  (Balance as of June 30, 2007:  $1,731,482).

36.           Loan and Security Agreement, dated April 28, 2003, between Synergy Bank (Lender) and Physicians Surgical Specialty Hospital, LLC (Borrower)  (Balance as of June 30, 2007:  $237,050).

37.           Loan and Security Agreement, dated June 16, 2005, between Synergy Bank (Lender) and Physicians Surgical Specialty Hospital, LLC (Borrower)  (Balance as of June 30, 2007:  $3,625,670).

38.           Loan and Security Agreement, dated January 23, 2007, between Synergy Bank (Lender) and Physicians Surgical Specialty Hospital, LLC (Borrower)  (Balance as of June 30, 2007:  $2,126,187).

39.           Capital Lease Agreement, dated May 27, 2005, between General Electric Capital Corporation (Lessor) and Cape Coral Ambulatory Surgery Center, LLC (Lessee).  (Balance as of June 30, 2007:  $122,820).

SCHEDULE 6.02

EXISTING LIENS

Debtor:  Symbion, Inc.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

DE SOS	UCC-1	04/06/04	40959405	The Fifth Third Leasing Company	equipment

	UCC-1 *amendment	06/08/04 *05/01/07	41575754 *71630127	The Fifth Third Leasing Company and Fifth Third Bank, N.A.	equipment *changed address of secured party

	UCC-1 *amendment	12/02/04 *05/01/07	43380302 *71630044	The Fifth Third Leasing Company and Fifth Third Bank, N.A.	equipment *changed address of secured party

	UCC-1 *amendment	01/04/05 *05/01/07	50020660 *71630193	The Fifth Third Leasing Company and Fifth Third Bank, N.A.	equipment *changed address of secured party

	UCC-1 *amendment	01/04/05 *05/01/07	50021213 *71630184	The Fifth Third Leasing Company and Fifth Third Bank, N.A.	equipment *changed address of secured party

	UCC-1 *termination	04/04/05 *04/04/05	51017285 *51017640	The Fifth Third Leasing Company and Fifth Third Bank, N.A.	equipment

	UCC-1 *amendment *amendment	04/04/05 *09/15/05 *09/16/05	51017459 *52854967 *52952662	Fifth Third Bank (Tennessee)	equipment *restated collateral description *restated collateral description

	UCC-1	04/04/05	51018051	Fifth Third Bank (Tennessee)	medical and surgical equipment

	UCC-1	08/05/05	52430354	Fifth Third Bank (Tennessee)	medical equipment

	UCC-1	08/05/05	52430370	Fifth Third Bank (Tennessee)	medical equipment

	UCC-1	12/09/05	53815702	Fifth Third Bank, N.A.	medical equipment

	UCC-1	12/30/05	54062411	Fifth Third Bank, N.A.	medical imaging equipment

	UCC-1	02/27/06	60670026	Fifth Third Bank, N.A.	medical equipment

	UCC-1	02/27/06	60670042	Fifth Third Bank, N.A.	medical equipment

	UCC-1	02/27/06	60670133	Fifth Third Bank, N.A.	medical equipment

	UCC-1	08/18/06	62886307	LaSalle National Leasing Corporation	equipment

	UCC-1	08/18/06	62886372	LaSalle National Leasing Corporation	equipment

	UCC-1	08/18/06	62886380	LaSalle National Leasing Corporation	equipment

	UCC-1	10/06/06	63466547	LaSalle National Leasing Corporation	equipment

	UCC-1	10/06/06	63466604	LaSalle National Leasing Corporation	medical equipment

	UCC-1	05/04/07	71682771	LaSalle National Leasing Corporation	equipment

	UCC-1	05/04/07	71682789	LaSalle National Leasing Corporation	surgical center equipment

	UCC-1	05/04/07	71682797	LaSalle National Leasing Corporation	surgical center equipment

	UCC-1	05/04/07	71682805	LaSalle National Leasing Corporation	surgical center equipment

	UCC-1	06/20/07	72330420	LaSalle National Leasing Corporation	surgical center equipment

TN SOS	UCC-1	09/20/02	302054062	US Bank, N.A. and DVI Financial Services, Inc.	equipment

	UCC-1	09/20/02	302054063	US Bank, N.A. and DVI Financial Services, Inc.	equipment

Debtor:  Ambulatory Surgery Center of Worcester, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

DE SOS	UCC-1 *amendment	03/21/07 *04/23/07	71137628 *71578284	Meridian Leasing Corporation	equipment *added additional equipment

Debtor:  Animas Surgical Hospital, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

DE SOS	UCC-1	05/22/07	71924587	Dade Behring, Inc.	equipment

Debtor:  ARC of Bellingham, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

TN SOS	UCC-1	03/29/06	206017082	Alcon Laboratories, Inc.	equipment

	UCC-1	09/06/06	206055538	Stryker Capital	equipment

Debtor:  ARC Worcester Center, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

TN SOS	UCC-1	07/29/03	103033603	American Express Business Finance Corp.	equipment

Debtor:  Bayside Endoscopy Center, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

RI SOS	UCC-1	11/27/02	015633	Olympus America, Inc.	equipment

	UCC-1	02/06/07	200704603970	Olympus America, Inc.	equipment

Debtor:  DeLand Surgery Center, Ltd.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

FL SOS	UCC-1 *continuation	02/27/02 *10/02/06	200200477089 *200603788341	US Bank Trust, N.A.	equipment

	UCC-1	10/22/02	200202463581	US Bancorp	equipment

	UCC-1 *continuation	02/27/02 *10/02/06	200200477070 *20060378835X	US Bank Trust, N.A.	equipment

	UCC-1	10/28/02	20020249892X	US Bancorp	equipment

	UCC-1	11/18/03	200305485200	Bank of America, N.A.	equipment

	UCC-1	04/04/06	200602288019	US Bancorp	equipment lease

Debtor:  Dry Creek Surgery Center, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

CO SOS	UCC-1	01/31/03	20032011449	Baxter Healthcare Corp	equipment

	UCC-1	02/04/03	20032012921	Baxter Healthcare Corp	equipment

	UCC-1 *assignment	09/15/04 *09/13/05	20042101845 *20052095373	Sound Surgical Technologies, LLC *assigned to US Bankcorp	equipment

Debtor:  Largo Surgery, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

FL SOS	UCC-1 *amendment *amendment *continuation	03/30/01 *07/08/02 *07/11/02 *03/31/06	200100070128 *200201611579 *200201635613 *200602253991	Olympus America, Inc.	equipment *added equipment to collateral description *added equipment to collateral description

	UCC-1 *amendment	11/01/05 *11/30/05	200501060497 *200501282708	ARC Financial Services Corporation	equipment referenced (no exhibit attached) *added exhibit with equipment description

Debtor:  New Albany Outpatient Surgery, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

DE SOS	UCC-1	12/04/02	23180639	Preferred Capital, Inc.	equipment

Debtor:  Northstar Surgical Center, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

TX SOS	UCC-1	03/21/03	03-0021502245	Baxter Healthcare Corporation	equipment lease

	UCC-1 *correction	04/11/03 *04/16/04	03-0024008633 *04-00643182	Olympus America, Inc.	equipment *Filing Officer Statement

	UCC-1	05/27/04	04-0069469856	Stryker Capital	equipment

	UCC-1	10/05/04	04-0084098093	Olympus America, Inc.	equipment

	UCC-1	04/11/05	05-0011114093	Olympus America, Inc.	equipment

Debtor:  Orlando Surgery Center II, Ltd.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

FL SOS	UCC-1 *amendment *continuation	02/15/99 *01/27/04 *01/27/04	990000035000 *200406010577 *200406010593	Finova Capital Corp	equipment *changed mailing address of secured party

	UCC-1 *amendment *continuation	06/07/99 *01/27/04 *01/27/04	990000129087 *200406010569 *200406010585	Finova Capital Corp	equipment *changed mailing address of secured party

	UCC-1	10/12/06	200603882968	US Bancorp	equipment lease

Debtor:  Physicians Surgical Specialty Hospital, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

LA Central Filing Index	UCC-1	03/11/03	09-1019428	Baxter Healthcare Corporation	equipment (filing made in Caddo Parish, LA)

	UCC-1	03/11/03	09-1019430	Baxter Healthcare Corporation	equipment (filing made in Caddo Parish, LA)

	UCC-1	05/12/03	29-936493	Synergy Bank	equipment (filing made in Lafourche Parish, LA)

	UCC-1	06/05/03	29-938087	Synergy Bank	equipment (filing made in Lafourche Parish, LA)

Debtor:  Specialty Surgical Center, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

CA SOS	UCC-1 *continuation	11/20/98 *11/19/03	9832760679 *03325C0205	Bankers Trust Co.	equipment

	UCC-1 *continuation	11/25/98 *11/20/03	9833460120 *03328C0646	Heritage Financial Services	equipment

	UCC-1	07/15/02	0219760991	US Bancorp	equipment

	UCC-1	09/27/02	0227360533	Richard Wolf Medical Instruments Corp.	equipment

	UCC-1	01/02/04	0400860576	Ameritech Credit Corporation	equipment

	UCC-1	01/02/04	0400860578	Ameritech Credit Corporation	equipment

	UCC-1	01/02/04	0400860585	Ameritech Credit Corp	equipment

	UCC-1 *amendment *amendment *amendment	03/29/04 *10/06/04 *11/20/04 *11/20/04	0409860590 *0470050184 *0470049977 *0470050278	Alcon Laboratories, Inc.	equipment *added equipment *filing number generated incorrectly *filing number generated incorrectly

	UCC-1	05/24/04	0415660326	Ameritech Credit Corporation	equipment

	UCC-1	01/20/06	067056213393	ARC Financial Services Corp	all assets of Debtor

	UCC-1	01/16/07	077089782513	Alcon Laboratories, Inc.	equipment

Debtor:  Specialty Surgical Center of Encino, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

CA SOS	UCC-1	07/15/02	0219760983	US Bancorp	equipment

	UCC-1	09/27/02	02287360521	Richard Wolf Medical Instruments Corp.	equipment

	UCC-1 *amendment	12/08/06 *12/13/06	067094739469 *0670952805	Olympus America, Inc.	equipment *added additional equipment

Debtor:  Specialty Surgical Center of Encino, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

	UCC-1 *amendment *amendment *continuation	11/02/01 *02/18/04 *02/19/04 *06/28/06	0131060022 *04055C0570 *04056C0188 *0670756801	Alcon Laboratories, Inc.	equipment *added additional equipment *changed address of Debtor

	UCC-1	07/15/02	0219760983	US Bancorp	equipment

Debtor:  Surgery Center of Duncanville, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

TX SOS	UCC-1	08/12/02	02-0040402911	FirstBank	equipment lease

Debtor:  Symbion Ambulatory Resource Centres, Inc.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

TN SOS	UCC-1 *assignment	04/05/07 *06/06/07	207057714 *107028822	Smith & Nephew Capital *assigned to First Security Bank	equipment

Debtor:  The Surgery Center, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

GA Cooperative Authority	UCC-1	10-31-02	106-2002-002363	GE Capital Corporation	equipment

	UCC-1 *amendment	04/27/05 *07/13/05	007-2005-006296 *007-2005-010494	American Express Business Finance Corp	equipment *changed name of Secured Party to Key Equipment Finance, Inc.

	UCC-1	07/10/06	106-2006-001561	Smith & Nephew Capital	equipment

	UCC-1	10/05/06	007-2006-018184	Alcon Laboratories, Inc.	equipment

Debtor:  The Surgery Center of Ocala, LLC

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

TN SOS	UCC-1	01/15/02	202003017	Stryker Capital	equipment

	UCC-1	04/03/02	302017643	US Bank Trust, N.A.	equipment

	UCC-1	04/03/02	302017644	US Bank Trust, N.A.	equipment

	UCC-1	02/19/03	203009034	Baxter Healthcare Corporation	equipment

	UCC-1	10/20/03	203057676	General Electric Capital Corporation	equipment

Debtor:  Valley Ambulatory Surgery Center, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

IL SOS	UCC-1	03/21/07	011912338	Marlin Leasing Corp.	equipment

Debtor:  Valley Medical Inn, L.P.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

IL SOS	UCC-1	03/21/07	11912389	Marlin Leasing Corp.	equipment

Debtor:  Valley Surgical Center, Ltd.

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

OH SOS	UCC-1	09/03/02	OH00053796119	HPSC, Inc.	equipment

	UCC-1	10/08/02	OH00055125089	Alcon Laboratories, Inc.	equipment

Debtor:  Village SurgiCenter, Limited Partnership

Jurisdiction	Result	Date of Filing	Filing Number	Secured Party	Collateral

DE SOS	UCC-1	02/23/04	40491284	U.S. Bank, N.A.	“in-lieu” filing to continue effectiveness of PA filings made on 3/7/2000-file no 31360377 and on 3/9/2000-file no: 20376-00 for future building materials and improvements

	UCC-1	02/23/04	40491292	U.S. Bank, N.A.	“in-lieu” filing to continue effectiveness of PA filings made on 3/7/2000-file no 3136038 and on 3/9/2000-file no: 20380-00 for equipment

	UCC-1	02/23/04	40491300	U.S. Bank, N.A.	“in-lieu” filing to continue effectiveness of PA filings made on 10/12/2000-file no 31371711 and on 10/16/2000-file no: 21677-00 for equipment

	UCC-1	12/22/05	54059326	Stryker Capital	equipment

SCHEDULE 6.04

EXISTING INVESTMENTS

Investment made by SMBISS Thousand Oaks, LLC in Specialty Surgical Center of Thousand Oaks, LLC in the amount of $5,011.46.

Investment made by SMBISS Irvine, LLC in Specialty Surgical Center of Irvine, LLC in the amount of $1,428,109.51.

Investment made by SMBISS Irvine, LLC in Specialty Surgical Center of Irvine, L.P. in the amount of $156,999.30.

Investment made by SMBISS Arcadia, LLC in Specialty Surgical Center of Arcadia, LLC in the amount of $712,897.99.

Investment made by SMBISS Arcadia, LLC in Specialty Surgical Center of Arcadia, L.P. in the amount of $17,866.94.

Investment made by SARC/Knoxville, Inc. in University Ambulatory Surgical Center in the amount of $294,325.97.

Investment made by MediSphere Health Partners — Oklahoma City, Inc. in Lakeside Women’s Center of Oklahoma City, L.L.C. in the amount of $4,969,273.85.

Investment made by Symbion Ambulatory Resource Centres, Inc. in Ambulatory Surgery Center of Cool Springs, LLC in the amount of $573,776.48.

Investment made by SMBIMS Florida I, LLC in Cape Coral Ambulatory Surgery Center, LLC in the amount of $866,354.86.

Investment made by SMBIMS Novi, LLC in Novi Surgery Center, LLC in the amount of $3,808,536.09.

Investment made by SMBIMS Temple, LLC in The Surgery Center of Temple, LLC in the amount of $101,000.00.

Investment made by SMBIMS Maple Grove, LLC in Fairview Maple Grove Surgery Center, LLC in the amount of $12,549.35.

Investment made by SMBISS Chesterfield, LLC in Chesterfield Spine Center, LLC in the amount of $140,218.79.

SCHEDULE 6.05

SALES, TRANSFERS AND DISPOSITIONS

Divestitures:

1.                                       Dry Creek Surgery Center, LLC (Englewood, CO)

2.                                       Northeast Baptist Surgery Center, LLC (San Antonio, TX)

3.                                       Savannah Outpatient Foot and Ankle Surgery Center, LLC (Savannah, GA)

Dissolutions:

1.                                       SMBIMS Tuscaloosa, Inc.

2.                                       SARC/Columbia, Inc.

3.                                       SMBISS Sandy Springs, LLC

4.                                       SMBISS Roswell, LLC

5.                                       Houston PSC - I, Inc.

SCHEDULE 6.08

OUTSTANDING WARRANTS

WARRANT HOLDER	WARRANTS (A)	WARRANTS (B)	WARRANTS (C)	TOTAL WARRANTS
*	—	—	423	423
*	4,677	—	—	4,677
*	—	766	—	766
*	—	10,129	—	10,129
*	—	—	564	564
*	—	4,428	—	4,428
*	—	—	564	564
*	—	—	564	564
*	—	3,402	—	3,402
*	—	772	—	772
*	—	3,086	—	3,086
*	—	—	282	282
*	—	—	564	564
*	—	—	282	282
*	—	—	564	564
*	—	767	—	767
*	—	5,535	—	5,535
*	—	2,172	—	2,172
*	—	5,535	—	5,535
*	—	—	564	564
*	—	—	—	—
*	—	—	564	564
*	—	1,178	—	1,178
*	—	386	—	386
*	—	—	282	282
*	—	2,373	—	2,373
*	—	—	564	564
*	—	—	141	141
*	—	—	2,257	2,257
*	—	2,356	—	2,356
*	—	—	564	564
*	—	—	282	282
*	—	713	—	713
TOTAL	4,677	43,598	9,025	57,300

(A) ORIGINAL PSC WARRANTS.

(B) AS ISSUED BY ARC - PRIMARILY WILMINGTON AND LOUISVILLE.

(C) AS ISSUED BY MEDISPHERE.

SCHEDULE 6.09

EXISTING TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 6.10

EXISTING RESTRICTIONS

Fairview Maple Grove Surgery Center, LLC: Board approval and approval of all Class S, F and U Governors required to declare dividends and distributions.